Exhibit 10.5

COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

dated as of January 12, 2011

among

INTELSAT (LUXEMBOURG) S.A.,

INTELSAT JACKSON HOLDINGS S.A.,

THE OTHER GRANTORS FROM TIME TO TIME PARTY HERETO,

BANK OF AMERICA, N.A.,

as Administrative Agent under the Existing Credit Agreement,

EACH ADDITIONAL FIRST LIEN REPRESENTATIVE

from time to time a party hereto,

EACH SECOND LIEN REPRESENTATIVE

from time to time a party hereto

and

WILMINGTON TRUST FSB,

as Collateral Trustee

-i-

Table of Contents

(continued)

EXHIBIT

Exhibit A-1	—	Form of Collateral Agency and Intercreditor Agreement Joinder - Additional Secured Debt
Exhibit A-2	—	Form of Agency and Intercreditor Agreement Joinder - Additional Grantor

-ii-

This COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT (this “Agreement”) is dated as of January 12, 2011 and is by and among INTELSAT (LUXEMBOURG) S.A., a public limited liability company (société anonyme) existing as société anonyme under the laws of the Grand Duchy of Luxembourg, having its registered office at 4, rue Albert Borschette, L-1246 Luxembourg and registered with the Luxembourg trade and companies’ register under number B149.942 (“Holdings”), INTELSAT JACKSON HOLDINGS S.A., a public limited liability company (société anonyme) existing as société anonyme under the laws of the Grand Duchy of Luxembourg, having its registered office at 4, rue Albert Borschette, L-1246 Luxembourg and registered with the Luxembourg trade and companies’ register under number B149.959 (the “Company”), the other Grantors from time to time party hereto, BANK OF AMERICA, N.A. (“BANA”), as Administrative Agent (as defined below), each additional First Lien Representative (as defined below) that executes and delivers a Joinder, each Second Lien Representative (as defined below) that executes and delivers a Joinder, and WILMINGTON TRUST FSB (“Wilmington Trust”), as collateral trustee (in such capacity and together with its successors in such capacity, the “Collateral Trustee”).

RECITALS

WHEREAS, the Company has entered into a Credit Agreement, dated as of January 12, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”), with the lending institutions from time to time party thereto (the “Lenders”), MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, CREDIT SUISSE SECURITIES (USA) LLC and J.P. MORGAN SECURITIES LLC, as Joint Lead Arrangers, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, CREDIT SUISSE SECURITIES (USA) LLC and J.P. MORGAN SECURITIES LLC, as Joint Bookrunners, BARCLAYS CAPITAL INC., DEUTSCHE BANK SECURITIES INC., MORGAN STANLEY & CO. INCORPORATED and UBS SECURITIES LLC, as Co-Bookrunners , CREDIT SUISSE SECURITIES (USA) LLC and J.P. MORGAN SECURITIES LLC, as Co-Syndication Agents, BARCLAYS BANK PLC and MORGAN STANLEY SENIOR FUNDING, INC., as Co-Documentation Agents and BANA, as administrative agent for the Lenders (in such capacity and together with its successors in such capacity under the Existing Credit Agreement, the “Administrative Agent”) pursuant to which the Lenders have severally agreed to make loans to the Company and the Letter of Credit Issuer(s) (as defined in the Existing Credit Agreement) have agreed to issue letters of credit for the account of the Company and one or more Lenders or affiliates of Lenders may from time to time enter into Hedge Agreements with, or provide cash management services to, the Company.

WHEREAS, pursuant to Section 15.1(a) of the Existing Credit Agreement Holdings has unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, to the Collateral Trustee for the benefit of the Secured Parties the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Credit Facility Obligations (as defined below);

WHEREAS, pursuant to the guarantee dated as of January 12, 2011, each Subsidiary Guarantor party thereto has unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, to the Collateral Trustee for the benefit of the Secured Parties the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Credit Facility Obligations;

WHEREAS, pursuant to the Security and Pledge Agreement dated as of January 12, 2011 (as amended, supplemented or otherwise modified from time to time, the “Security and Pledge Agreement”) and the other Security Documents, the Company and the Guarantors, as applicable, have provided liens and pledges to secure the Obligations (as defined therein) on a first priority basis and, subject to such priority, may secure any future First Lien Debt on first priority basis and future Second Lien Debt on a second priority basis, with Liens on all present and future Collateral to the extent that such Liens have been provided for (or are subsequently provided for) in the applicable Security Documents; and

WHEREAS, the Collateral Trustee has agreed to act on behalf of all Secured Parties with respect to the Collateral and is entering into this Agreement to, among other things, define the rights, duties, authority and responsibilities of the Collateral Trustee and the relationship among the Secured Parties regarding their interests in the Collateral.

NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

Definitions; Principles of Construction

Section 1.1 Defined Terms. Capitalized terms used but not defined in this Agreement will have the meanings assigned to them in the Existing Credit Agreement. The following terms will have the following meanings:

“Act of Required Debtholders” means, as to any matter at any time:

(1) prior to the Discharge of First Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the First Lien Representatives representing the Required First Lien Debtholders.

(2) at any time after the Discharge of First Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the Second Lien Representatives representing the Required Second Lien Debtholders.

For purposes of this definition, (a) Secured Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding and neither the Company nor any Affiliate of the Company will be entitled to vote to direct the relevant Secured Debt Representative and (b) votes will be determined in accordance with Section 8.2.

“Additional Secured Debt” has the meaning set forth in Section 3.8(b).

“Administrative Agent” has the meaning set forth in the recitals.

“Agreement” has the meaning set forth in the preamble.

“Cash Management Agreement” shall have the meaning set forth in the Existing Credit Agreement.

“Cash Management Obligations” means, with respect to any Grantor, any obligations of such Grantor owed under any Cash Management Agreement to any Qualified Cash Management Creditor in respect of treasury management arrangements, depositary or other cash management services, including in connection with any automated clearing house transfer of funds or any similar transactions.

“Class” means (1) in the case of First Lien Debt, every Series of First Lien Debt, taken together, and (2) in the case of Second Lien Debt, every Series of Second Lien Debt, taken together.

“Collateral” means, in the case of each Series of Secured Debt, all properties and assets of the Company and the other Grantors, now owned or hereafter acquired in which Liens have been granted to the Collateral Trustee to secure the Secured Obligations in respect of such Series of Secured Debt.

“Collateral Trustee” has the meaning set forth in the preamble.

“Collateral Trustee Obligations” has the meaning set forth in the definition of “First Lien Debt.”

“Company” has the meaning set forth in the preamble.

“Common Collateral” means all Collateral in which Liens have been granted to secure both First Lien Debt and Second Lien Debt.

“Credit Agreement” means (a) the Existing Credit Agreement and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase, renew, refund, replace (whether upon or after termination or otherwise) or refinance (including by means of sales of debt securities to institutional investors) in whole or in part from time to time the indebtedness and other obligations outstanding under the Existing Credit Agreement or any other agreement or instrument referred to in this clause (b); provided that any agreement or instrument described above in clause (b) shall only constitute the “Credit Agreement” (or a portion thereof) if the respective agreement or instrument provides that such agreement or instrument (or indebtedness thereunder) shall constitute “First Lien Debt” for purposes of this Agreement (and so long as same satisfies the requirements of clause (2) of the definition of First Lien Debt contained herein) and the respective First Lien Representative shall have notified the Collateral Trustee, in writing, that such agreement or instrument shall constitute the Credit Agreement (or a portion thereof) and shall have executed and delivered to the Collateral Trustee a Joinder and the other actions specified in Section 3.8(a) and (b) of this Agreement shall have been taken with respect to the relevant Series of Secured Debt being issued or incurred. Any reference to the Credit Agreement hereunder shall be deemed a reference to any Credit Agreement then extant.

“Credit Agreement Secured Parties” shall have the meaning set forth in the Existing Credit Agreement.

“Credit Documents” shall have the meaning set forth in the Existing Credit Agreement.

“Credit Facility” shall have the meaning set forth in the Existing Credit Agreement.

“Credit Facility Obligations” means, collectively, all Existing Credit Facility Obligations and all First Lien Obligations under any Credit Facility.

“Credit Party” shall have the meaning set forth in the Existing Credit Agreement.

“Discharge of First Lien Obligations” means the occurrence of all of the following:

(1) termination or expiration of all commitments to extend credit that would constitute First Lien Debt;

(2) payment in full and discharge of the principal of and interest and premium (if any) on all First Lien Debt (other than any undrawn letters of credit);

(3) termination, cancellation or cash collateralization of all outstanding letters of credit constituting First Lien Debt (other than such letters of credit that have theretofore been fully cash collateralized in accordance with the terms of the relevant Secured Debt Documents, fully supported by a letter of credit satisfactory to the issuer of the letter of credit supported thereby or otherwise supported in a manner satisfactory to the respective issuers thereof); and

(4) payment in full and discharge of all other First Lien Obligations that are outstanding and unpaid at the time the First Lien Debt is paid in full and discharged (including without limitation all Credit Facility Obligations, Specified Cash Management Obligations and all First Lien Hedging Obligations and the termination of all Hedge Agreements and payment in full of all obligations arising in connection with such termination) (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Discharge of Second Lien Obligations” means the occurrence of all of the following:

(1) termination or expiration of all commitments to extend credit that would constitute Second Lien Debt;

(2) payment in full and discharge of the principal of and interest and premium (if any) on all Second Lien Debt (other than any undrawn letters of credit);

(3) termination or cash collateralization of all outstanding letters of credit constituting Second Lien Debt (other than such letters of credit that have theretofore been fully cash collateralized, fully supported by a letter of credit satisfactory to the issuer of the letter of credit supported thereby or otherwise fully supported in a manner satisfactory to the respective issuers thereof); and

(4) payment in full and discharge of all other Second Lien Obligations that are outstanding and unpaid at the time the Second Lien Obligations are paid in full and discharged (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Eligible Series of First Lien Debt” means, at any time, any Series of First Lien Debt in respect of which the aggregate amount of First Lien Obligations (determined as provided in the first sentence of the definition of Required First Lien Debtholders) outstanding at such time exceeds $75,000,000.

“Equally and ratably” means, in reference to sharing of Liens granted to the Collateral Trustee for the benefit of the Secured Parties or proceeds thereof as between First Lien Secured Parties or Second Lien Secured Parties, as the case may be, that such Liens or proceeds will be allocated and distributed to the applicable Secured Debt Representative for each outstanding Series of First Lien Debt or Second Lien Debt, as the case may be, for the account of the holders of such Series of First Lien Debt or Second Lien Debt, as the case may be, ratably in proportion to the First Lien Obligations or Second Lien Obligations, as the case may be, under each outstanding Series of First Lien Debt or Second Lien Debt, as the case may be, when the allocation or distribution is made (it being expressly understood and agreed that, for purposes of determining “equally and ratably,” there shall be no double counting of the face amount of any letter of credit or any reimbursement obligation arising from a drawing thereunder, on the one hand, and any Secured Debt or commitments to fund Secured Debt to acquire a participating interest in any letter of credit or reimbursement obligation thereunder, on the other hand).

“Existing Credit Agreement” has the meaning set forth in the recitals.

“Existing Credit Facility Obligations” means all “Credit Agreement Obligations” as defined in the Existing Credit Agreement.

“Existing First Lien Obligations” means the Existing Credit Facility Obligations.

“First Lien” means a Lien granted by a Security Document to the Collateral Trustee for the benefit of the First Lien Secured Parties, at any time, upon any property of the Company or any other Grantor to secure First Lien Obligations.

“First Lien Collateral” has the meaning set forth in Section 2.1.

“First Lien Debt” means:

(1) all Existing Credit Facility Obligations; and

(2) to the extent issued or outstanding, any other Indebtedness (including permitted refinancings of First Lien Debt, including any Credit Agreement as defined in clause (b) of the definition thereof contained herein and any Specified Cash Management Obligations and First Lien Hedging Obligations to the extent such Indebtedness and the document governing such Specified Cash Management Obligations and First Lien Hedging Obligations provide that such Specified Cash Management Obligations and First Lien Hedging Obligations shall be secured on a pari passu basis with such Indebtedness; it being understood that such Specified Cash Management Obligations and First Lien Hedging Obligations shall be included in such Indebtedness and holders of such Specified Cash Management Obligations and First Lien Hedging Obligations do not have to comply with clauses (b) and (c) immediately below) that, in the case of this clause (2), are secured equally and ratably with the Credit Facility Obligations by a First Lien that was expressly permitted to be incurred and so secured under each then outstanding Credit Agreement (or if no such Credit Agreement is then in effect, each other applicable Secured Debt Document) (including, while the Existing Credit Agreement is in effect, pursuant to Sections 10.1 and 10.2 thereof); provided that the foregoing provisions shall not be construed to permit general basket Indebtedness or Lien baskets to be used to provide equal and ratable security as First Lien Debt in each case unless the respective provisions in the then outstanding Credit Agreement (if any) expressly provide that equal and ratable liens on the Collateral with the Credit Facility Obligations shall be permitted; and provided further that in the case of any Indebtedness or other obligations referred to in this clause (2):

(a) on or before the date on which such Indebtedness is (or other obligations are) incurred by the Company, such Indebtedness is (or other obligations are) designated by the Company, in an Officer’s Certificate delivered to the Collateral Trustee, as “First Lien Debt” for the purposes of the Secured Debt Documents (it being understood that the Company shall not have to identify specific Cash Management and Hedge Agreements in designating such agreements as “First Lien Debt” together with the Indebtedness); provided that no Obligation or Indebtedness may be designated as both Second Lien Debt and First Lien Debt;

(b) such Indebtedness is (or other obligations are) evidenced or governed by an indenture, credit agreement, loan agreement, note agreement, promissory note, Hedge Agreement or other agreement or instrument that includes a Lien Sharing and Priority Confirmation, or such Indebtedness is (or other obligations are) subject to a Lien Sharing and Priority Confirmation; and

(c) is designated as First Lien Debt in accordance with the requirements of Section 3.8(b) and the other requirements of Section 3.8 with respect thereto are satisfied.

In addition to the foregoing, all obligations owing to the Collateral Trustee in its capacity as such, whether pursuant to this Agreement or one or more of the Security Documents, First Lien Documents or Second Lien Documents, shall in each case be deemed to constitute First Lien Debt (although there shall be no separate Series of First Lien Debt as a result thereof) and First Lien Obligations (with the obligations described in this sentence being herein called “Collateral Trustee Obligations”), which Collateral Trustee Obligations shall be entitled to the priority provided in clause FIRST of Section 3.4(a). Furthermore, the Company shall promptly notify the then-controlling First Lien Representative of the entering into of any First Lien Hedging Obligations.

“First Lien Documents” means, collectively, the Credit Documents, each agreement or instrument relating to any First Lien Hedging Obligation and each other agreement or instrument governing, or relating to, any First Lien Debt (including First Lien Debt incurred after the date of this Agreement) and the First Lien Security Documents.

“First Lien Hedging Obligations” means all Hedge Agreements which constitute First Lien Debt in accordance with clause (1) or clause (2) of the definition of “First Lien Debt” contained herein.

“First Lien Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the First Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses, damages and other liabilities payable under the First Lien Documents, including, without limitation, all outstanding Existing First Lien Obligations and such obligations in respect of any other series of First Lien Debt issued or outstanding after the date of this Agreement. As provided in the last sentence of the definition of “First Lien Debt”, all Collateral Trustee Obligations shall constitute First Lien Obligations.

“First Lien Representative” means:

(1) in the case of the Existing Credit Facility Obligations the Administrative Agent; or

(2) in the case of any other Series of First Lien Debt, the respective creditor or any trustee, agent or representative thereof designated as such in the respective Series of First Lien Debt;

provided that neither the Collateral Trustee nor any Secured Debt Representative shall be deemed to have knowledge of any other Secured Debt Representative unless it receives notice thereof in accordance with the terms of this Agreement.

“First Lien Secured Party” means each holder of First Lien Obligations (including, without limitation, the respective lenders, creditors, swap counterparties, agents, sub-agents, trustees and other persons to whom the respective First Lien Obligations are owing) from time to time.

“First Lien Security Documents” means the Security Documents (other than any Security Documents that do not secure the First Lien Obligations).

“Grantors” has the meaning set forth in the Security and Pledge Agreement and the Second Lien Security documents, as the context may require.

“Guarantee” shall mean, collectively, (i) the “Guarantee” as defined in the Existing Credit Agreement and (ii) each guarantee under the other First Lien Documents.

“Guarantors” has the meaning set forth in the Existing Credit Agreement, the other First Lien Documents and the Second Lien Documents, as the context may require.

“Hedge Agreement” shall have the meaning set forth in the Existing Credit Agreement.

“Hedge Outstanding Amount” shall mean, for any Hedge Agreement on any date of determination, an amount determined in good faith by the applicable First Lien Representative equal to: (a) in the case of a Hedge Agreement documented pursuant to a Master Agreement, the amount, if any, that would be or is payable by the applicable obligor to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement were being terminated early on such date of determination due to a “Termination Event” or “Event of Default” (ii) the obligor party thereto were the sole “Affected Party,” and (iii) the applicable First Lien Representative were the sole party determining such payment amount (with the applicable First Lien Representative making such determination reasonably in accordance with the provisions of the above-described Master Agreement); (b) in the case of a Hedge Agreement traded on a national exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the obligor party to such Hedge Agreement reasonably determined by the applicable First Lien Representative based on the settlement price of such Hedge Agreement on such date of determination; or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the obligor party to such Hedge Agreement reasonably determined by the applicable First Lien Representative as the amount, if any, by which (i) the present value of the future cash flows to be paid by the applicable obligor exceeds (ii) the present value of the future cash flows to be received by such obligor pursuant to such Hedge Agreement; capitalized terms used in this definition and not otherwise defined in this definition or this Agreement shall have the respective meanings set forth in the above described Master Agreement or other document governing such Hedge Agreement.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against the Company or any other Grantor under Title 11, U.S. Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims and including, without limitation, in relation to companies incorporated under the laws of the Grand Duchy of Luxembourg, bankruptcy (faillite), insolvency, its voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de faillite), reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), fraudulent conveyance (actio pauliana), general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally

“Intelsat Operations” means Intelsat Operation S.A.

“Joinder” means an agreement substantially in the form of Exhibit A-1 or Exhibit A-2, as applicable .

“Lenders” has the meaning set forth in the recitals.

“Lien Sharing and Priority Confirmation” means:

(1) as to any Series of First Lien Debt, the written agreement of the holders of such Series of First Lien Debt, or their applicable First Lien Representative on their behalf, in each case as set forth in the indenture, credit agreement, loan agreement, note agreement, promissory note or other agreement or instrument evidencing or governing such Series of First Lien Debt (or in a separate writing binding upon holders of such Series of First Lien Debt), for the enforceable benefit of all holders of each existing and future Series of First Lien Debt, each existing and future First Lien Representative, all holders of each existing and future Series of Second Lien Debt and each existing and future Second Lien Representative:

(a) that all First Lien Obligations will be and are secured equally and ratably by all First Liens at any time granted by the Company or any other Grantor to the Collateral Trustee to secure any Obligations in respect of such Series of First Lien Debt, whether or not upon property otherwise constituting collateral for such Series of First Lien Debt, and that all such First Liens will be enforceable by the Collateral Trustee for the benefit of all First Lien Secured Parties equally and ratably;

(b) that the holders of Obligations in respect of such Series of First Lien Debt are bound by the provisions of this Agreement, including without limitation the provisions relating to the ranking of First Liens and the order of application of proceeds from enforcement of First Liens; and

(c) consenting to and directing the Collateral Trustee to perform its obligations under this Agreement and the other Security Documents; and

(2) as to any Series of Second Lien Debt, the written agreement of the holders of such Series of Second Lien Debt, or their applicable Second Lien Representative on their behalf, in each case as set forth in the indenture, credit agreement, loan agreement, note agreement, promissory note, Hedge Agreement or other agreement or instrument evidencing or governing such Series of Second Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Second Lien Debt, each existing and future Second Lien Representative, all holders of each existing and future Series of First Lien Debt and each existing and future First Lien Representative:

(a) that all Second Lien Obligations will be and are secured equally and ratably by all Second Liens at any time granted by the Company or any other Grantor to secure any Obligations in respect of such Series of Second Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Second Lien Debt, and that all such Second Liens will be enforceable by the Collateral Trustee for the benefit of all Second Lien Secured Parties equally and ratably;

(b) that the holders of Obligations in respect of such Series of Second Lien Debt are bound by the provisions of this Agreement, including without limitation the provisions relating to the ranking of Second Liens and the order of application of proceeds from the enforcement of Second Liens; and

(c) consenting to and directing the Collateral Trustee to perform its obligations under this Agreement and the other Security Documents (including the Second Lien Security Documents).

“Majority Holders” means, with respect to any Eligible Series of First Lien Debt, the holders of more than 50% of the First Lien Obligations (determined as provided in the first sentence of the definition of Required First Lien Debtholders) in respect thereof.

“Master Agreement” means any Master Agreement published by the International Swap and Derivatives Associations, Inc.

“Non-controlling First Lien Secured Parties’ Standstill Period” has the meaning set forth in Section 3.3.

“Obligations” mean the First Lien Obligations or the Second Lien Obligations, as the context may require.

“Officer’s Certificate” means a certificate of an officer of the Company or Grantor, as applicable.

“Qualified Cash Management Creditors” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.

“Required First Lien Debtholders” means, at any time, the holders of more than 50% of the sum of (a) the aggregate outstanding principal amount of First Lien Debt (including outstanding letters of credit (unless fully cash collateralized in accordance with the terms of the relevant Secured Debt Documents, fully supported by a letter of credit satisfactory to the issuer of the letter of credit supported thereby or otherwise supported in a manner satisfactory to the respective issuers thereof) whether or not then available or drawn but excluding obligations under Hedge Agreements and Cash Management Obligations); (b) the aggregate Hedge Outstanding Amount under First Lien Hedging Obligations; and (c) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute First Lien Debt. For purposes of this definition, (a) First Lien Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding and neither the Company nor any Affiliate of the Company will be entitled to vote to direct the relevant First Lien Representative, and (b) votes will be determined in accordance with the provisions of Section 8.2. Notwithstanding the foregoing and except as provided in the immediately succeeding sentence, at all times when (x) the sum of (1) the outstanding Credit Facility Obligations and (2) the aggregate unutilized commitments under the Credit Agreement, exceeds (y) $2,000,000,000, the only First Lien Obligations included in determining the Required First Lien Debtholders in accordance with the preceding sentence shall be the Credit Facility Obligations, Specified Cash Management Obligations and First Lien Hedging Obligations outstanding from time to time; provided that so long as the Credit Agreement is in effect any direction received by the Collateral Trustee from the Administrative Agent under then extant Credit Agreement shall be deemed to be to be a direction from the Required First Lien Debtholders regardless of whether or not the Administrative Agent received any direction from holders of the Credit Facility Obligations, it being understood that neither the Administrative Agent nor the Collateral Trustee shall have any obligation to seek any such direction. The immediately preceding sentence shall not be given effect with respect to amendments or other modifications of this Agreement pursuant to Section 8.1 but shall apply with respect to amendments or other modifications of other Security Documents pursuant to said Section so long as such amendment or modification is not by its express terms disproportionately adverse in any material respect to the holders of any Series of First Lien Debt (with releases of Collateral being deemed to be not disproportionately adverse).

“Required Second Lien Debtholders” means, at any time, the holders of more than 50% of the sum of (a) the aggregate outstanding principal amount of Second Lien Debt (including outstanding letters of credit (unless fully cash collateralized in accordance with the terms of the relevant Secured Debt Documents, fully supported by a letter of credit satisfactory to the issuer of the letter of credit supported thereby or otherwise supported in a manner satisfactory to the respective issuers thereof) whether or not then available or drawn, and (b) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Second Lien Debt. For purposes of this definition, (i) Second Lien Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding and neither the Company nor any Affiliate of the Company will be entitled to vote to direct the relevant Second Lien Representative, and (ii) votes will be determined in accordance with the provisions of Section 8.2.

“Second Lien” means a Lien granted by a Security Document to the Collateral Trustee for the benefit of the Second Lien Secured Parties, at any time, upon any property of the Company or any other Grantor to secure Second Lien Obligations.

“Second Lien Collateral” has the meaning set forth in Section 2.2.

“Second Lien Debt” means, to the extent issued or outstanding, any Indebtedness constituting Second Lien Obligations provided that in the case of any Indebtedness referred to in this definition:

(a) on or before the date on which such Indebtedness is incurred by the Company or any Restricted Subsidiary, such Indebtedness is designated by the Company, in an Officer’s Certificate delivered to the Collateral Trustee, as “Second Lien Debt” for the purposes of the Secured Debt Documents; provided, that no Obligation or Indebtedness may be designated as both Second Lien Debt and First Lien Debt;

(b) such Indebtedness is evidenced or governed by an indenture, credit agreement, loan agreement, note agreement, promissory note or other agreement or instrument that includes a Lien Sharing and Priority Confirmation;

(c) is designated as Second Lien Debt in accordance with the requirements of Section 3.8(b) and the other requirements of Section 3.8 with respect thereto are satisfied; and

(d) at the time of the incurrence thereof, the respective Second Lien Debt may be incurred (and secured as contemplated herein) without violating the terms of any Credit Agreement or other First Lien Document then outstanding (or if no such Credit Agreement is then in effect, each other applicable Secured Debt Document).

“Second Lien Documents” means, collectively, the indenture, credit agreement or other agreement or instrument evidencing or governing or securing each Series of Second Lien Debt and the Second Lien Security Documents.

“Second Lien Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Second Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses, damages and other liabilities payable under the documentation governing any Second Lien Debt.

“Second Lien Representative” means, in the case of any Series of Second Lien Debt, the trustee, agent or representative of the holders of such Series of Second Lien Debt who maintains the transfer register for such Series of Second Lien Debt and is appointed as a Second Lien Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement, loan agreement, note agreement, promissory note or other agreement or instrument evidencing or governing such Series of Second Lien Debt, together with its successors in such capacity; provided that in each case such Person shall have executed a Joinder.

“Second Lien Secured Party” means each holder of Second Lien Obligations (including, without limitation, the respective lenders, creditors, swap counterparties, agents, sub-agents, trustees and other persons to whom the respective Second Lien Obligations are owing) from time to time.

“Second Lien Security Documents” means the Security Documents (other than any Security Documents that do not secure the Second Lien Obligations).

“Secured Debt” means First Lien Debt and Second Lien Debt.

“Secured Debt Default” means, with respect to any Series of Secured Debt, any event or condition which, under the terms of any credit agreement, indenture, loan agreement, note agreement, promissory note, Hedge Agreement or other agreement or instrument evidencing or governing such Series of Secured Debt, causes, or permits holders of Secured Debt outstanding thereunder to cause, the Secured Debt outstanding thereunder to become immediately due and payable. For the avoidance of doubt, an “Event of Default” (as defined in the Credit Agreement) shall constitute a Secured Debt Default with respect to the Series of Secured Debt evidenced by the Credit Agreement.

“Secured Debt Documents” means the First Lien Documents and the Second Lien Documents.

“Secured Debt Representative” means each First Lien Representative and each Second Lien Representative.

“Secured Debt Termination Date” means the date on which (1) all outstanding Secured Debt is paid in full and discharged, (2) all other Secured Obligations that are outstanding, due and payable at the time all Secured Debt is paid in full and discharged are paid in full and discharged other than the obligations for taxes, costs, indemnities, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time, (3) all commitments to extend credit under all Secured Debt Documents are terminated or have expired and (4) all outstanding letters of credit issued pursuant to any Secured Debt Documents are cancelled, terminated, fully cash collateralized in accordance with the terms of the relevant Secured Debt Documents, fully supported by a letter of credit satisfactory to the issuer of the letter of credit supported thereby or otherwise supported in a manner satisfactory to the respective issuers thereof.

“Secured Obligations” means First Lien Obligations and Second Lien Obligations.

“Secured Parties” means the Collateral Trustee, the First Lien Secured Parties (including their Secured Debt Representatives) and the Second Lien Secured Parties (including their Secured Debt Representatives).

“Security and Pledge Agreement” has the meaning set forth in the recitals.

“Security Documents” means this Agreement, Security and Pledge Agreement, Luxembourg Share Pledge Agreement, German Pledge Agreement, U.K. Pledge Agreement, Gibraltar Pledge Agreement, Luxembourg Claims Pledge Agreement, U.K. Security Agreement, Gibraltar Security Agreement, each Lien Sharing and Priority Confirmation, and all security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, control agreements, deeds of trust or other grants or transfers for security executed and delivered by the Company or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee, for the benefit of the Secured Parties and related powers of attorney, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 8.1 including, without limitations, the Security Documents (as such term is defined in each of the Credit Agreement). Security Documents shall include any documents of the type described above entered into after the date hereof, including separate security documents with respect to any Series of Second Lien Debt that are intended to provide Second Lien security interests with respect to all or any part of the First Lien Collateral to secure Second Lien Debt (so long as the Collateral Trustee has a First Lien on such Collateral to secure all First Lien Debt), in each case so long as the respective documents meet the requirements of Section 3.8(d).

“Series of First Lien Debt” means, severally, (1) the Existing Credit Facility Obligations and (2) each separate issue of Indebtedness which constitutes First Lien Debt in accordance with clause (2) of the definition thereof contained herein (with agreements between one or more of the same Credit Parties, on the one hand, and one or more of the same counterparties, on the other hand, constituting a single issue and a single series of First Lien Debt, so long as such agreements represent confirmations or transactions under a single common agreement among such parties).

“Series of Second Lien Debt” means, severally, each issue or series of Second Lien Debt.

“Series of Secured Debt” means, severally, each Series of First Lien Debt and each Series of Second Lien Debt.

“Specified Cash Management Obligations” means all Cash Management Obligations that are owed to one or more Qualified Cash Management Creditors.

“Triggering Event” means (1) until the Discharge of First Lien Obligations, a Secured Debt Default under (a) any First Lien Documents or (b) at such time as the Credit Agreement is no longer effective, any then effective First Lien Document; and (2) after the Discharge of First Lien Obligations until the Discharge of Second Lien Obligations, a Secured Debt Default under any Second Lien Document.

“UCC” means the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction.

Section 1.2 Rules of Interpretation.

(a) All terms used in this Agreement that are defined in Article 9 of the UCC and not otherwise defined herein have the meanings assigned to them in Article 9 of the UCC.

(b) Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of this Agreement.

(c) The use in this Agreement or any of the other Security Documents of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(d) References to “Sections,” “clauses,” “recitals” and the “preamble” will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided. References to “Articles” will be to Articles of this Agreement unless otherwise specifically provided. References to “Exhibits” will be to Exhibits to this Agreement unless otherwise specifically provided.

(e) This Agreement and the other Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Security Documents.

(f) Notwithstanding anything to the contrary in this Agreement or the Security and Pledge Agreement, (i) “First Lien Debt” and “First Lien Obligations” shall include obligations incurred by Guarantors of the type described in clause (2) of the definition of “First Lien Debt,” so long as the requirements that would need to be satisfied for such obligations (if such obligations were instead incurred by Company and not a Guarantor) to constitute First Lien Debt are satisfied; (ii) “First Lien Secured Party” and “Secured Party” (and their respective plural forms) shall include any such Persons that hold First Lien Debt or First Lien Obligations incurred by Guarantors that are described in preceding clause (i) (it being understood that preceding clauses (i) and (ii) do not cause the Collateral of any Grantor to directly secure First Lien Obligations incurred by a Guarantor that is not a Grantor, but clarify that (x) each Guarantor’s Guaranteed Obligations include such First Lien Obligations and (y) each Grantor’s Obligations secured by its Collateral include such Grantor’s guaranty of the Guaranteed Obligations described in clause (x)); (iii) the defined terms described in preceding clauses (i) and (ii) shall be construed as if such clauses were in effect at all times on and after the Closing Date; and (iv) each reference to “Grantors” on the cover page, in the preamble and in Section 8.1(c) shall be a reference to “Guarantors.

ARTICLE II

The Liens

Section 2.1 Acknowledgment of First Liens. The parties hereto acknowledge and agree that, pursuant to the applicable Security Documents, each of the Grantors has granted to the Collateral Trustee, and the Collateral Trustee has accepted and agreed to hold, for the benefit of all present and future First Lien Secured Parties, all of such Grantor’s right, title and interest in, to and under the Collateral, to secure the payment of the First Lien Obligations (the “First Lien Collateral”).

The Collateral Trustee and its successors and assigns under this Agreement will hold the First Lien Collateral for the benefit solely and exclusively of all present and future First Lien Secured Parties as security for the payment of all present and future First Lien Obligations.

Notwithstanding the foregoing, if at any time all Liens securing the First Lien Obligations have been released as provided in Section 4.1, then the Liens securing the First Lien Collateral will terminate, except that all provisions set forth in Section 8.9 that are enforceable by the Collateral Trustee or any of its co- agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

The parties hereto further acknowledge and agree that the First Lien Collateral will be held and distributed by the Collateral Trustee subject to the further agreements herein.

Section 2.2 Acknowledgment of Second Liens. The parties hereto acknowledge and agree that, pursuant to the applicable Security Documents, each of the Grantors has granted to the Collateral Trustee, and the Collateral Trustee has accepted and agreed to hold, for the benefit of all present and future Second Lien Secured Parties, all of such Grantor’s right, title and interest in, to and under the Collateral, to secure the payment of the Second Lien Obligations (the “Second Lien Collateral”).

The Collateral Trustee and its successors and assigns under this Agreement will hold the Second Lien Collateral for the benefit solely and exclusively of all present and future Second Lien Secured Parties as security for the payment of all present and future Second Lien Obligations.

Notwithstanding the foregoing, if at any time all Liens securing the Second Lien Obligations have been released as provided in Section 4.1, then the Liens securing the Second Lien Collateral arising hereunder will terminate, except that all provisions set forth in Section 8.9 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

The parties hereto further acknowledge and agree that the Second Lien Collateral will be held and distributed by the Collateral Trustee subject to the further agreements herein.

Section 2.3 Priority of Liens. Notwithstanding anything else contained herein or in any other Security Document, it is the intent of the parties that:

(a) This Agreement and the other Security Documents create two separate and distinct Liens over the Collateral: (i) the First Liens in favor of the Collateral Trustee, in its capacity as collateral trustee for the First Lien Secured Parties, securing the payment and performance of the First Lien Obligations and (ii) the Second Liens in favor of the Collateral Trustee, in its capacity as collateral trustee for the Second Lien Secured Parties, securing the payment and performance of the Second Lien Obligations.

(b) Any and all Liens now existing or hereafter created or arising in favor of the Collateral Trustee or any Second Lien Representative securing the Second Lien Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise are expressly junior in priority, operation and effect to any and all Liens now existing or hereafter created or arising in favor of the Collateral Trustee or any First Lien Representatives securing the First Lien Obligations, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Second Lien Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the UCC or any applicable law or any First Lien Document or Second Lien Document or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any First Lien Secured Party securing any of the First Lien Obligations are (x) subordinated to any Lien securing any obligation of any Credit Party other than the Second Lien Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.

(c) No First Lien Secured Party or Second Lien Secured Party shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including without limitation, any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any security interest in the Common Collateral granted to the other. Notwithstanding any failure by any First Lien Secured Party or Second Lien Secured Party to perfect its security interests in the Common Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in the Common Collateral granted to the First Lien Secured Parties or the Second Lien Secured parties, the priority and rights as between the First Lien Secured Parties and the Second Lien Secured Parties with respect to the Common Collateral shall be as set forth herein.

(d) Each Second Lien Representative on behalf of itself and the other Second Lien Secured Parties acknowledges that a portion of the First Lien Obligations (i) represents debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced or repaid and subsequently reborrowed, (ii) represents debt that arises under Hedge Agreements and hence the amount that may be outstanding from time to time may be increased or reduced at any time and that, in each case, the terms of the First Lien Obligations may be modified, extended, supplemented, amended or amended and restated from time to time, and that the aggregate amount of the First Lien Obligations may be increased, replaced, renewed or refinanced, in each event, without notice to or consent by any Second Lien Secured Parties and without affecting the provisions hereof. The lien priorities provided in Section 2.3 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the First Lien Obligations or the Second Lien Obligations, or any portion of the foregoing.

Section 2.4 Restrictions on Enforcement of Second Liens.

(a) Until the Discharge of First Lien Obligations, the First Lien Secured Parties will have, subject to the exceptions set forth below in clauses (a)(1) through (a)(4), the exclusive right to authorize and direct the Collateral Trustee with respect to the Security Documents and the Common Collateral including, without limitation, the exclusive right to authorize or direct the Collateral Trustee to enforce, collect or realize on any Common Collateral or exercise any other right or remedy with respect to the Common Collateral and no Second Lien Representative or Second Lien Secured Parties may authorize or direct the Collateral Trustee with respect to such matters. Notwithstanding the foregoing, the Second Lien Secured Parties may direct the Collateral Trustee:

(1) without any condition or restriction whatsoever, at any time after the Discharge of First Lien Obligations;

(2) as necessary to deliver any notice or demand necessary to enforce (subject to the prior Discharge of First Lien Obligations) any right to claim, take or receive proceeds of Collateral remaining after the Discharge of First Lien Obligations;

(3) as necessary to perfect or establish the priority (subject to First Liens) (but not enforce) of the Second Liens upon any Common Collateral, except that the Second Lien Secured Parties may not require the Collateral Trustee to take any action to perfect any Common Collateral through possession or control other than the Collateral Trustee taking any action for possession or control required by the holders of First Liens and the Collateral Trustee agreeing pursuant to Section 8.3 that the Collateral Trustee as agent for the benefit of the First Lien Secured Parties agrees to act as agent for the benefit of the Second Lien Secured Parties; or

(4) as necessary to create, prove, preserve or protect (but not enforce) the Second Liens upon any Common Collateral.

(b) Until the Discharge of First Lien Obligations the Second Lien Secured Parties, the Collateral Trustee or any Second Lien Representative will:

(1) not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any Second Lien Obligation pari passu with or senior to, or to give any Second Lien Secured Party any preference or priority relative to, the Liens with respect to the First Lien Obligations or the First Lien Secured Parties with respect to any of the Common Collateral;

(2) not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency or Liquidation Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Common Collateral by any First Lien Secured Party or any other enforcement action taken (or any forbearance from taking any enforcement action) by or on behalf of any First Lien Secured Party;

(3) have no right to (i) direct either any of the Collateral Trustee, any First Lien Representative or any other First Lien Secured Party to exercise any right, remedy or power with respect to the Common Collateral or pursuant to the First Lien Security Documents or (ii) consent or object to the exercise by the Collateral Trustee, any First Lien Representative or any other First Lien Secured Party of any right, remedy or power with respect to the Common Collateral or pursuant to the First Lien Security Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (3), whether as a junior lien creditor or otherwise, they hereby irrevocably waive such right);

(4) not institute any suit or other proceeding or assert in any suit, Insolvency or Liquidation Proceeding or other proceeding any claim against any First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no First Lien Secured Party shall be liable for, any action taken or omitted to be taken by any First Lien Secured Party with respect to the Common Collateral or pursuant to the First Lien Documents;

(5) not make any judicial or nonjudicial claim or demand or commence any judicial or non-judicial proceedings against any Credit Party or any of its subsidiaries or affiliates under or with respect to any Second Lien Security Document seeking payment or damages from or other relief by way of specific performance, instructions or otherwise under or with respect to any Second Lien Security Document (other than filing a proof of claim) or exercise any right, remedy or power under or with respect to, or otherwise take any action to enforce, other than filing a proof of claim, any Second Lien Security Document;

(6) not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of any Common Collateral, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Common Collateral or pursuant to the Second Lien Security Documents; and

(7) not seek, and hereby waive any right, to have the Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Common Collateral;

provided, however, subject to the terms of this Agreement including Section 2.5(a), both before and during an Insolvency or Liquidation Proceeding, the Second Lien Secured Parties and the Second Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of an Insolvency or Liquidation Proceeding against the Company or any other Grantor in accordance with applicable law and the termination of any agreement by the holder of a Second Lien in accordance with the terms thereof; provided that the Second Lien Secured Parties and the Second Lien Representatives may not take any of the actions prohibited by clauses (1) through (7) of this Section 2.4(a) or oppose or contest any order that it has agreed not to oppose or contest under Section 2.8.

(c) At any time prior to the Discharge of First Lien Obligations and after (1) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor or (2) the Collateral Trustee and each Second Lien Representative have received written notice from any First Lien Representative stating that (A) any Series of First Lien Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise) or (B) the holders of First Liens securing one or more Series of First Lien Debt have become entitled under any First Lien Documents to and desire to enforce any or all of the First Liens by reason of a Secured Debt Default under such First Lien Documents, no payment of money (or the equivalent of money) or other distribution shall be made from the proceeds of Common Collateral by the Company or any other Grantor to any Second Lien Secured Party, Second Lien Representative or the Collateral Trustee for the benefit of such parties (including, without limitation, payments and prepayments made for application to Second Lien Obligations and all other payments and deposits made pursuant to any provision of any Second Lien Document).

(d) All proceeds of Collateral received by the Collateral Trustee, any Second Lien Representative or any Second Lien Secured Party in violation of Section 2.4(c) will be held by the Collateral Trustee, the applicable Second Lien Representative or the applicable Second Lien Secured Party for the account of the First Lien Secured Parties and remitted to any First Lien Representative upon demand by such First Lien Representative. The Second Liens will remain attached to and enforceable against all proceeds so held or remitted. All proceeds of Collateral received by the Second Lien Secured Parties and Second Lien Representatives not in violation of Section 2.4(c) will be received by the Second Lien Secured Parties and the Second Lien Representatives free from the First Liens and all other Liens except the Second Liens.

(e) If any Second Lien Secured Party or Second Lien Representative, contrary to this Agreement, commences or participates in any action or proceeding against any Grantor or the Common Collateral, such Grantor may interpose as a defense or dilatory plea the making of this Agreement, and any First Lien Secured Party or First Lien Representative may intervene and interpose such defense or plea in its or their name or in the name of such Grantor.

Section 2.5 Judgment Creditor/Inspection/Insurance.

(a) In the event that any Second Lien Secured Party becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Liens and the First Lien Obligations) to the same extent as all other Liens securing the Second Lien Obligations are subject to the terms of this Agreement.

(b) Any First Lien Secured Party and its representatives and invitees may at any time inspect, repossess, remove and otherwise deal with the Common Collateral, and the Collateral Trustee or any First Lien Representative may advertise and conduct public auctions or private sales of the Common Collateral, in each case without notice to, the involvement of or interference by any Second Lien Secured Party or liability to any Second Lien Secured Party.

(c) Until the Discharge of the First Lien Obligations has occurred, the Collateral Trustee on behalf of the First Lien Secured Parties will have the sole and exclusive right (i) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Credit Party (except that the Collateral Trustee on behalf of the Second Lien Secured Parties shall have the right to be named as additional insured and loss payee so long as its second lien status is identified in a manner satisfactory to the First Lien Representatives); (ii) to adjust or settle any insurance policy or claim covering the Common Collateral in the event of any loss thereunder; and (iii) to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral.

Section 2.6 Discretion in Enforcement of First Liens.

(a) In exercising rights and remedies with respect to the Collateral after the occurrence and during the continuation of a Triggering Event, the First Lien Representatives may enforce (or refrain from enforcing) the provisions of the First Lien Documents and exercise (or refrain from exercising) remedies thereunder or any such rights and remedies, all in such order and in such manner as they may determine in the exercise of their absolute sole and exclusive discretion, including:

(1) the exercise or forbearance from exercise of all rights and remedies in respect of the Collateral and/or the First Lien Obligations;

(2) the enforcement or forbearance from enforcement of any First Lien in respect of the Collateral;

(3) the exercise or forbearance from exercise of rights and powers of a holder of shares of stock included in the First Lien Collateral to the extent provided in the Security Documents;

(4) the acceptance of the Collateral in full or partial satisfaction of the First Lien Obligations; and

(5) the exercise or forbearance from exercise of all rights and remedies of a secured lender under the UCC or any similar law of any applicable jurisdiction or in equity.

Section 2.7 Discretion in Enforcement of First Lien Obligations.

(a) Without in any way limiting the generality of Section 2.6, the First Lien Secured Parties and the First Lien Representatives may at any time and from time to time, without the consent of or notice to the Second Lien Secured Parties or the Second Lien Representatives, without incurring responsibility to the Second Lien Secured Parties and the Second Lien Representatives and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of the Second Lien Secured Parties and the Second Lien Representatives, do any one or more of the following:

(1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the First Lien Obligations, or otherwise amend or supplement in any manner the First Lien Obligations, or any instrument evidencing the First Lien Obligations or any agreement under which the First Lien Obligations are outstanding;

(2) release any Person or entity liable in any manner for the collection of the First Lien Obligations;

(3) release the First Lien on any Collateral securing First Lien Obligations; and

(4) exercise or refrain from exercising any rights against any Grantor.

(b) The Second Lien Representatives shall be provided with notice of any enforcement actions with respect to any Grantor; provided that (1) any failure or delay in providing such notice shall not impair any rights of the Secured Parties hereunder or under any other Secured Debt Document and (2) no party hereto shall be liable in any respect for any failure or delay in providing such notice.

Section 2.8 Insolvency or Liquidation Proceedings.

(a) Until the Discharge of the First Lien Obligations has occurred, each Second Lien Representative agrees on behalf of itself and the other Second Lien Secured Parties that except as otherwise requested by, or with the prior written consent of the First Lien Representative, no Second Lien Secured Party shall, in or in connection with any Insolvency or Liquidation Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Common Collateral, including, without limitation, with respect to the determination of any Liens or claims held by the Collateral Trustee or any First Lien Representative (including the validity and enforceability thereof) or any other First Lien Secured Party or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that each Second Lien Representative may: (i) if an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, file a claim, proof of claim or statement of interest with respect to such Grantor and/or the Second Lien Obligations; (ii) take any action (not adverse to the priority status of the Liens on the Collateral securing the First Lien Obligations, or the rights of First Lien Reprehensive or any First Lien Secured Party) in order to create, perfect, file, protect or preserve, its Lien in and to the Second Lien Collateral; provided that no such action is, or could reasonably be expected to be, inconsistent with the terms of this Agreement, including the automatic release of Liens provided in Section 4.1; (iii) file any necessary responsive or defensive pleadings or appeal in opposition to any motion, claim, adversary proceeding, or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of Second Lien Credit parties or any disallowance of such claims, including any claims secured by the Second Lien Collateral, if any; and (iv) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions (including in support of or opposition to, as applicable, the confirmation or approval of any plan of reorganization) that are, in each case, in accordance with, the terms of this Agreement, with respect to the Second Lien Obligations and the Second Lien Collateral. Without limiting the generality of the foregoing or of the other provisions of this Agreement, any vote to accept, and any other act to support the confirmation or approval of, any plan of reorganization shall be inconsistent with and, accordingly, a violation of the terms of this Agreement, and First Lien Representative shall be entitled (under this Agreement, Section 510 of the Bankruptcy Code and/or other applicable law) to have any such vote to accept a plan of reorganization changed and any such support of any plan of reorganization withdrawn.

(b) If any Credit Party becomes subject to any Insolvency or Liquidation Proceeding, and if the First Lien Representative or the other First Lien Secured Parties desire to consent (or not object) to the use of cash collateral under the Bankruptcy Code or to provide financing to any Credit Party under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Credit Party by any Person(s) other than the First Lien Secured Parties (any such financing, “DIP Financing”), then each Second Lien Representative agrees, on behalf of itself and the other Second Lien Secured Parties, that each Second Lien Secured Party (a) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such DIP Financing, (b) will not request adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in paragraph (d) below and (c) will subordinate (and will be deemed hereunder to have subordinated) the Second Liens (i) to such DIP Financing on the same terms as the First Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection provided to the First Lien Secured Parties and (iii) to any “carve-out” agreed to by the First Lien Representative or the other First Lien Secured Parties, and (d) agrees that notice received two calendar days prior to the entry of an order approving such usage of cash collateral or approving such financing shall be adequate notice.

(c) Each Second Lien Representative agrees, on behalf of itself and the other Second Lien Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Common Collateral, without the prior written consent of each First Lien Representative.

(d) Each Second Lien Representative, on behalf of itself and the other Second Lien Secured Parties, agrees that none of them shall object, contest, or support any other Person objecting to or contesting, (a) any request by a First Lien Representative or the other First Lien Secured Parties for adequate protection or any adequate protection provided to the First Lien Representative or the other First Lien Secured Parties or (b) any objection by a First Lien Representative or any other First Lien Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts to a First Lien Representative or any other First Lien Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise. Notwithstanding anything contained in this Section and in (2)(b) above (but subject to all other provisions of this Agreement, including, without limitation, (2)(a) and (3) above, in any Insolvency or Liquidation Proceeding, (i) if the First Lien Secured Parties (or any subset thereof) are granted adequate protection consisting of additional collateral (with replacement or additional liens on such additional collateral) and /or superpriority claims in connection with any DIP Financing or use of cash collateral, and the First Lien Secured Parties do not object to the adequate protection being provided to them, then in connection with any such DIP Financing or use of cash collateral each Second Lien Representative, on behalf of itself and any of the Second Lien Secured Parties, may seek or accept adequate protection consisting solely of (as applicable) (x) a replacement or additional Lien on the same additional collateral, subordinated to the Liens securing the First Lien Obligations and such DIP Financing on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the First Lien Obligations under this Agreement and (y) superpriority claims junior in all respects to the superpriority claims granted to the First Lien Secured Parties, provided, however, that each Second Lien Representative shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the relevant Second Lien Secured Parties, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims and (ii) in the event a Second Lien Representative, on behalf of itself and the relevant Second Lien Secured Parties, seeks or accepts adequate protection in accordance with clause (i) above and such adequate protection is granted in the form of additional or replacement collateral, then each Second Lien Representative, on behalf of itself and the relevant Second Lien Secured Parties, agrees that each First Lien Representative shall also be granted a senior Lien on such additional or replacement collateral as security for the First Lien Obligations and any such DIP Financing and that any Lien on such additional or replacement collateral securing the Second Lien Obligations shall be subordinated to the Liens on such collateral securing the First Lien Obligations and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the First Lien Secured Parties as adequate protection, with such subordination to be on the same terms that the other Liens securing the Second Lien Obligations are subordinated to such First Lien Obligations under this Agreement. Each Second Lien Representative, on behalf of itself and the other relevant Second Lien Secured Parties, agrees that except as expressly set forth in this Section none of them shall seek or accept adequate protection without the prior written consent of the First Lien Representative.

(e) If any First Lien Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Credit Party, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the First Lien Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Second Lien Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

(f) Neither any Second Lien Representative nor any other Second Lien Secured Party shall, in an Insolvency or Liquidation Proceeding or otherwise, oppose any sale or disposition of any assets of any Credit Party that is supported or permitted by any of the First Lien Secured Parties, and each Second Lien Representative and each other Second Lien Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale supported or permitted by any of the First Lien Secured Parties and to have released their Liens on such assets, as long as such Liens attach to the proceeds of such sale on the same basis and priority as such Liens currently have under this Agreement (i.e. subordinated to the Liens securing the First Lien Obligations)

(g) Each Second Lien Secured Party acknowledges and agrees that (a) the grants of Liens pursuant to the First Lien Documents and the Second Lien Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Common Collateral, the Second Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Lien Secured Parties and Second Lien Secured Parties in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Second Lien Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Credit Parties in respect of the Common Collateral (with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Secured Parties), the First Lien Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest (whether or not a claim for post-petition interest is or would be allowable in any such insolvency or liquidation proceeding) before any distribution is made in respect of the claims held by the Second Lien Secured Parties, with the Second Lien Secured Parties hereby acknowledging and agreeing to turn over to the First Lien Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Secured Parties).

(h) Nothing contained herein shall prohibit or in any way limit the First Lien Representative or any other First Lien Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Second Lien Secured Party, including the seeking by any Second Lien Secured Party of adequate protection (except as provided in Section 2.8(d)) or the asserting by any Second Lien Secured Party of any of its rights and remedies under the Second Lien Documents or otherwise.

(i) To the extent that any Second Lien Representative or any Second Lien Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Common Collateral, each Second Lien Representative agrees, on behalf of itself and the other Second Lien Secured Parties not to assert any of such rights without the prior written consent of the First Lien Representatives (or the Required First Lien Debtholders); provided that if requested by the First Lien Representatives (or the Required First Lien Debtholders), each Second Lien Representative shall timely exercise such rights in the manner requested by the First Lien Representatives (or the Required First Lien Debtholders), including any rights to payments in respect of such rights.

(j) This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding.

(k) No Second Lien Representative, for itself and on behalf of the Second Lien Secured Parties, shall object to, oppose, support any objection, or take any other action to impede, the right of any First Lien Secured Party to make an election under Section 1111(b)(2) of the Bankruptcy Code. Each Second Lien Representative, for itself and on behalf of any Second Lien Secured Parties, waives any claim it may hereafter have against any First Lien Secured Party arising out of the election by any First Lien Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code.

(l) If, in any Insolvency or Liquidation Proceeding involving a Grantor, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(m) No Second Lien Secured Party (whether in the capacity of a secured creditor or an unsecured creditor) shall propose, vote in favor of or support any plan of reorganization that is inconsistent with the priorities or other provisions of this Agreement, other than with the consent of the First Lien Representative or to the extent any such plan is proposed or supported by the number of Fist Lien Secured Party required under Section 1126(d) of the Bankruptcy Code.

Section 2.9 Collateral Shared Equally and Ratably within Class. The parties to this Agreement agree that the payment and satisfaction of all of the Secured Obligations within each Class will be secured equally and ratably by the Liens established in favor of the Collateral Trustee for the benefit of the Secured Parties belonging to such Class. It is understood and agreed that nothing in this Section 2.9 is intended to alter the priorities among Secured Parties belonging to different Classes as provided in Section 2.3.

ARTICLE III

Obligations and Powers of Collateral Trustee

Section 3.1 Appointment and Undertaking of the Collateral Trustee.

(a) Each Secured Party (other than the Collateral Trustee) acting through its respective Secured Debt Representative hereby appoints Wilmington Trust to serve as Collateral Trustee hereunder and under the Security Documents on the terms and conditions set forth herein and therein. Subject to, and in accordance with, this Agreement and the other Security Documents, the Collateral Trustee will, as collateral trustee, for the benefit solely and exclusively of the present and future Secured Parties:

(1) accept, enter into, hold, maintain, administer and enforce all Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations under the Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents;

(2) take all lawful and commercially reasonable actions permitted under the Security Documents that it may deem necessary or advisable to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;

(3) deliver and receive notices pursuant to the Security Documents;

(4) sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Security Documents and its other interests, rights, powers and remedies;

(5) remit as provided in Section 3.4 all cash proceeds received by the Collateral Trustee from the collection, foreclosure or enforcement of its interest in the Collateral under the Security Documents or any of its other interests, rights, powers or remedies;

(6) execute and deliver amendments to the Security Documents as from time to time authorized pursuant to Section 8.1; and

(7) release any Lien granted to it by any Security Document upon any Collateral if and as required by Section 4.1.

(b) Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Trustee set forth in Section 3.1(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Trustee.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Collateral Trustee will not, or be obligated to, commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral (other than actions as necessary to prove, protect or preserve the Liens securing the Secured Obligations) unless (i) the exercise of such remedy or action shall be permitted under the underlying Security Document and (ii) it shall have been directed by written notice of an Act of Required Debtholders and then only in accordance with the provisions of this Agreement and the other Security Documents.

Section 3.2 Release or Subordination of Liens. The Collateral Trustee will not release or subordinate any Lien of the Collateral Trustee or consent to the release or subordination of any Lien of the Collateral Trustee, except:

(a) as directed by an Act of Required Debtholders accompanied by an Officer’s Certificate to the effect that the release or subordination was permitted by each applicable Secured Debt Document;

(b) with respect to the release of any Lien, as required by Article 4;

(c) as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction;

(d) in connection with any foreclosure or exercise of rights and remedies pursuant to Section 3.3; or

(e) for the subordination (in accordance with the terms hereof and of the other Security Documents) of the Second Lien Collateral and the Second Liens to the First Lien Collateral and the First Liens.

Section 3.3 Enforcement of Liens. If the Collateral Trustee at any time receives written notice from the Company or a Secured Debt Representative that any Triggering Event has occurred entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens hereunder, the Collateral Trustee will promptly deliver written notice thereof to each Secured Debt Representative. Thereafter, the Collateral Trustee may await direction by an Act of Required Debtholders and will act, or decline to act, as directed by an Act of Required Debtholders, in the exercise and enforcement of the Collateral Trustee’s interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Debtholders. Subsequent to the Collateral Trustee delivering written notice to each Secured Debt Representative that any Triggering Event has occurred entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens thereunder, then, unless it has been directed to the contrary by an Act of Required Debtholders, the Collateral Trustee in any event may (but will not be obligated to) take all lawful and commercially reasonable actions permitted under the Security Documents that it may deem necessary or advisable to protect or preserve its interest in the Collateral subject thereto and the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents. Notwithstanding anything to the contrary contained in this Agreement or the other Security Documents and without limiting the rights of the Required First Lien Debtholders to act as provided above, at any time while a payment default has occurred and is continuing with respect to any Eligible Series of First Lien Debt following the final maturity thereof or the acceleration by the holders of such Eligible Series of First Lien Debt of the maturity of all then outstanding First Lien Obligations in respect thereof, and in either case after the passage of a period of 120 days (the “Non-controlling First Lien Secured Parties’ Standstill Period”) from the date of delivery of a notice of same in writing (and requesting that enforcement action be taken with respect to the Common Collateral) to the Collateral Trustee and each other First Lien Representative and so long as the respective payment default shall not have been cured or waived (or the respective acceleration rescinded), the Majority Holders in respect of such Eligible Series of First Lien Debt may exercise their rights and remedies in respect of Common Collateral under the respective First Lien Security Documents; provided further, however, that, notwithstanding the foregoing, in no event shall any holder of such Eligible Series of First Lien Debt exercise or continue to exercise (or be permitted to direct the Collateral Trustee to exercise or continue to exercise) any such rights or remedies if, notwithstanding the expiration of the Non-controlling First Lien Secured Parties’ Standstill Period, (i) the Collateral Trustee (whether or not directed by Act of Required Debtholders) or the Required First Lien Debtholders shall have commenced and be diligently pursuing the exercise of rights and remedies with respect to any of the Common Collateral (prompt notice of such exercise to be given to the First Lien Representative of the holders of the relevant Eligible Series of First Lien Debt) or (ii) an Insolvency or Liquidation Proceeding in respect of the respective Grantor shall have been commenced and be continuing.

Section 3.4 Application of Proceeds.

(a) The Collateral Trustee will apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral and the proceeds of any title insurance policy required under any First Lien Document or Second Lien Document in the following order of application (subject to Section 7.2, to the extent applicable):

FIRST, to the payment of all fees and all reasonable and documented costs and expenses incurred by the Collateral Trustee in connection with such sale, collection or realization or otherwise in connection with this Agreement or any of the Secured Obligations, and to any other Collateral Trustee Obligations, including all court costs and the reasonable fees and expenses of its agents, professional advisors and legal counsel, the repayment of all advances made by the Collateral Trustee hereunder on behalf of any Grantor and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder;

SECOND, to the respective First Lien Representatives for application to the payment of all outstanding First Lien Debt and any other First Lien Obligations that are then due and payable in such order as provided in the First Lien Documents in an amount sufficient to pay in full and discharge all outstanding First Lien Debt and all other First Lien Obligations that are then due and payable (including cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable First Lien Document) of all outstanding letters of credit constituting First Lien Debt that have not theretofore been cancelled, terminated, fully cash collateralized as provided above, fully supported by a letter of credit satisfactory to the issuer of the letter of credit supported thereby or otherwise supported in a manner satisfactory to the respective issuers thereof);

THIRD, to the respective Second Lien Representatives for application to the payment of all outstanding Second Lien Debt and any other Second Lien Obligations that are then due and payable in such order as provided in the Second Lien Documents in an amount sufficient to pay in full and discharge all outstanding Second Lien Debt and all other Second Lien Obligations that are then due and payable (including the cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Second Lien Document) of all outstanding letters of credit constituting Second Lien Debt that have not theretofore been cancelled, terminated, fully cash collateralized as provided above, fully supported by a letter of credit satisfactory to the issuer of the letter of credit supported thereby or otherwise supported in a manner satisfactory to the respective issuers thereof); and

FOURTH, any surplus then remaining shall be paid to the Grantors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

For purposes of this Section 3.4(a), “proceeds” of Collateral includes any and all cash, securities and other property realized from collection, foreclosure or enforcement of the Collateral Trustee’s Liens upon the Collateral (including distributions of Collateral in satisfaction of any Secured Obligations).

(b) If any Second Lien Representative or any Second Lien Secured Party collects or receives any proceeds of such foreclosure, collection or other enforcement that should have been applied to the payment of the First Lien Obligations in accordance with Section 3.4(a) above, whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such Second Lien Representative or such Second Lien Secured Party, as the case may be, will forthwith deliver the same to the Collateral Trustee, for the account of the First Lien Secured Parties, to be applied in accordance with Section 3.4(a). Until so delivered, such proceeds will be held by that Second Lien Representative or that Second Lien Secured Party, as the case may be, for the benefit of the First Lien Secured Parties.

(c) This Section 3.4 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future Secured Party, each present and future Secured Debt Representative and the Collateral Trustee as holder of First Liens and Second Liens. The Secured Debt Representative of each future Series of Secured Debt will, to the extent provided in this Agreement, be required to deliver a Lien Sharing and Priority Confirmation to the Collateral Trustee at the time of incurrence of such Series of Secured Debt.

(d) In connection with the application of proceeds pursuant to Section 3.4(a), except as otherwise directed by an Act of Required Debtholders, the Collateral Trustee may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

(e) In making the determinations and allocations in accordance with Section 3.4(a), the Collateral Trustee may request information from, and conclusively rely on such information supplied by, the relevant Secured Debt Representative as to the amounts and allocation of unpaid principal and interest and other amounts outstanding with respect to its respective Series of Secured Debt and any other Secured Obligations.

Section 3.5 Powers of the Collateral Trustee.

(a) The Collateral Trustee is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Security Documents and applicable law and in equity and to act as set forth in this Article 3 or as requested in any lawful directions given to it from time to time in respect of any matter by an Act of Required Debtholders.

(b) No Secured Debt Representative or Secured Party will have any liability whatsoever for any act or omission of the Collateral Trustee.

Section 3.6 Documents and Communications. The Collateral Trustee will permit each Secured Debt Representative and each other Secured Party upon reasonable written notice from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Trustee in its capacity as such.

Section 3.7 For Sole and Exclusive Benefit of Holders of Secured Obligations. The Collateral Trustee will accept, hold, administer and enforce all Liens on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Trustee and all other property constituting Collateral solely and exclusively for the benefit of the present and future Secured Parties, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 3.4.

Section 3.8 Additional Secured Debt.

(a) The Collateral Trustee will, as collateral trustee hereunder, perform its undertakings set forth in Section 3.1(a) with respect to each holder of Secured Obligations of a Series of Secured Debt that is issued or incurred after the date hereof that:

(1) holds Secured Obligations that constitute First Lien Debt in accordance with clause (1) of the definition of “First Lien Debt” contained herein, or are identified as Second Lien Debt or First Lien Debt in accordance with the procedures set forth in Section 3.8(b);

(2) signs, through its designated Secured Debt Representative identified pursuant to Section 3.8(b), a Joinder; and

(3) becomes bound by and delivers a Lien Sharing and Priority Confirmation;

provided that the actions required by the preceding clauses (2) and (3), and the following Section 3.8(b), shall not be required to be taken with respect to (i) First Lien Debt as described in clause (1) of the definition of “First Lien Debt” contained herein and (ii) Specified Cash Management Obligations and First Lien Hedging Obligations as described in clause (2) of the definition of “First Lien Debt” contained herein.

(b) The Company will be permitted to designate as an additional holder of Secured Obligations hereunder each Person who is, or who becomes, the holder of First Lien Debt or the holder of Second Lien Debt incurred by the Company or such other Grantor in accordance with the respective definitions of First Lien Debt or Second Lien Debt, as the case may be, contained herein as additional First Lien Debt or Second Lien Debt hereunder, respectively. The Company may effect such designation by delivering to the Collateral Trustee each of the following:

(1) an Officer’s Certificate describing in reasonable detail the respective First Lien Debt or Second Lien Debt and stating that the Company or such other Grantor has incurred or intends to incur such obligations as additional Secured Debt (“Additional Secured Debt”) which will either be (i) First Lien Debt permitted by each applicable Secured Debt Document to be secured by a First Lien equally and ratably with all previously existing and future First Lien Debt or (ii) Second Lien Debt permitted by each applicable Secured Debt Document to be secured with a Second Lien equally and ratably with all previously existing and future Second Lien Debt; and

(2) a written notice specifying the name and address of the Secured Debt Representative for such series of Additional Secured Debt for purposes of Section 8.6.

Notwithstanding the foregoing, but in no way limiting Section 2.3(d), nothing in this Agreement will be construed to allow the Company or any other Grantor to incur additional Indebtedness or grant additional Liens unless in each case otherwise permitted by the terms of all applicable Secured Debt Documents.

(c) With respect to any Series of First Lien Debt or Series of Second Lien Debt incurred after the date of this Agreement, the Company, each of the Grantors and the Collateral Trustee agrees to take such actions (if any) (including, without limitation, any acknowledgements by the Company or any of the other Guarantors of guarantees or security that are applicable to First Lien Debt or Second Lien Debt, as the case may be) as may from time to time reasonably be requested by the Collateral Trustee, any Secured Debt Representative or any Act of Required Debtholders, and enter into such technical amendments, modifications and/or supplements to the then existing guarantees and Security Documents (or execute and deliver such additional guarantees and Security Documents) as may from time to time be reasonably requested by the Collateral Trustee, any Secured Debt Representative, any Act of Required Debtholders or the Company (or as contemplated by following Section 3.8(d)), to ensure that the relevant additional First Lien Obligations or Second Lien Obligations, as the case may be, are secured by, and entitled to the benefits of, the relevant guarantees and Security Documents, and each Secured Party (by its acceptance of the benefits hereof) hereby agrees to, and authorizes the Collateral Trustee to enter into, any such technical amendments, modifications and/or supplements (and additional guarantees and Security Documents). The Company and each Grantor hereby further agree that, if there are any recording, filing or other similar fees payable in connection with any of the actions to be taken pursuant to this Section 3.8(c), all such amounts shall be paid by, and shall be for the account of, the Company and the respective Grantors, on a joint and several basis.

(d) All parties hereto acknowledge and agree that, on the date of this Agreement, the Security Documents do not secure any Second Lien Obligations. At such time (if any) as any Second Lien Debt becomes entitled to the benefits of this Agreement, Security Documents as contemplated by the last sentence of the definition “Security Documents” contained herein shall be required to be entered into to secure such Second Lien Debt. Any such Security Documents shall be required to apply only to Common Collateral (after giving effect thereto) and shall be in form and substance substantially the same (although providing Second Liens) as the respective Security Documents securing the First Lien Obligations.

Section 3.9 Further Assurances.

(a) The Company and each of the Grantors will do or cause to be done all acts and things that may be required under applicable law or that the Collateral Trustee from time to time may reasonably request, assure and confirm that the Collateral Trustee holds, for the benefit of the Secured Parties, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become, or are required by any Secured Debt Document to become, Collateral after the date hereof), in each case to the extent contemplated by, and with the Lien priority required under, the Secured Debt Documents (including without limitation, the preparation, filing and continuation of UCC financing statements).

(b) Upon the reasonable request of the Collateral Trustee, at any time and from time to time, the Company and each of the Grantors will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as may be required under applicable law or that the Collateral Trustee may reasonably request, to create, perfect, protect or enforce the Liens intended to be conferred, in each case to the extent contemplated by the Secured Debt Documents for the benefit of the Secured Parties.

ARTICLE IV

Obligations Enforceable by the Company and the Other Grantors

Section 4.1 Release of Liens on Collateral. The Collateral Trustee’s Liens upon the Collateral will be released and terminate:

(a) in whole, upon the Secured Debt Termination Date;

(b) with respect to Liens upon the Collateral securing the First Lien Debt, in whole and automatically upon the occurrence of the Secured Debt Termination Date with respect to the First Lien Debt;

(c) with respect to Liens upon the Collateral securing the Second Lien Debt (if any), in whole and automatically upon the occurrence of the Secured Debt Termination Date with respect to the Second Lien Debt;

(d) upon the written request of the Company and the respective Grantor to the Collateral Trustee, as to any Collateral of a Grantor (other than the Company) that (x) is released as a Guarantor under the Guarantee, pursuant to the provisions thereof (or the relevant provisions of any replacement or successor guaranty), and (y) is not obligated (as primary obligor or guarantor) with respect to any other First Lien Obligations at such time and so long as the respective release does not violate the terms of any First Lien Document which then remains in effect;

(e) as to any Collateral that is released, sold, transferred or otherwise disposed of by the Company or any other Grantor to a Person that is not (either before or after such release, sale, transfer or disposition) the Company or a Restricted Subsidiary in a transaction or other circumstance that complies with the terms of each then extant Credit Agreement (for so long as the Credit Agreement is in effect) and is not prohibited by any of the other Secured Debt Documents, at the time of such release, sale, transfer or other disposition and to the extent of the interest released, sold, transferred or otherwise disposed of;

(f) as to a release of less than all or substantially all of the Collateral (other than pursuant to clause (a), (b), (c), (d) or (e) above) at any time prior to the Discharge of First Lien Obligations if consent to the release of all First Liens on such Collateral has been given by an Act of Required Debtholders;

(g) as to a release of less than all or substantially all of the Collateral (other than pursuant to either clause (a), (b), (c), (d), (e) or (f) above) at any time after the Discharge of First Lien Obligations, if consent to the release of all Second Liens on such Collateral has been given by the Required Second Lien Debtholders; and

(h) as to a release of all or substantially all of the Collateral, if (A) consent to release of that Collateral has been given by the requisite percentage or number of holders of each Series of Secured Debt at the time outstanding as provided for in the applicable Secured Debt Documents and (B) the Company has delivered an Officer’s Certificate to the Collateral Trustee certifying that any such necessary consents have been obtained.

(i) At any time that any Grantor desires that the Collateral Trustee take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing provisions of this Section 4.1, the Company and the respective Grantor shall deliver to the Collateral Trustee an Officer’s Certificate signed by an officer of the Company and such Grantor stating that the release of the respective Collateral is permitted pursuant to Section 4.1(a), (b), (c), (d), (e), (f), (g) or (h), as the case may be. In determining whether any release of Collateral is permitted, the Collateral Trustee shall be entitled to conclusively rely on any Officer’s Certificate furnished by it pursuant to the immediately preceding sentence. All actions taken pursuant to this Section 4.1 shall be at the sole cost and expense of the Company and the respective Grantor.

Section 4.2 Agreements of the Collateral Trustee and Secured Debt Representatives.

(a) In connection with any release of the Collateral Trustee’s Lien on the Collateral pursuant to Section 4.1 and without limiting any of the terms thereof, the Collateral Trustee shall (subject to compliance with Section 4.1(f)) execute and deliver to any Grantor, at the Company’s expense, all documents that the Company shall reasonably request to evidence such release. Any execution and delivery of documents pursuant to this Section 4.2 shall be without recourse to or warranty by the Collateral Trustee.

(b) The Collateral Trustee hereby agrees that:

(1) in the case of any release pursuant to Section 4.1(e), if the terms of any such release, sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, at the written request of and at the expense of the Company or other applicable Grantor, the Collateral Trustee will either (A) be present at and deliver the release at the closing of such transaction or (B) deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release; and

(2) within one Business Day of the receipt by it of any Act of Required Debtholders pursuant to Section 4.1(f), the Collateral Trustee will deliver a copy of such Act of Required Debtholders to each Secured Debt Representative.

(c) Each Secured Debt Representative hereby agrees that promptly after the receipt by it of any notice from the Collateral Trustee pursuant to Section 4.2(b)(2), such Secured Debt Representative will deliver a copy of such notice to each registered holder of the Series of First Lien Debt or Series of Second Lien Debt for which it acts as Secured Debt Representative.

ARTICLE V

Immunities of the Collateral Trustee

Section 5.1 No Implied Duty. The Collateral Trustee (i) will not have any fiduciary duties nor will it have responsibilities or obligations other than those expressly assumed by it in this Agreement and the other Security Documents, (ii) will not be required to take any action that is contrary to applicable law or any provision of this Agreement or the other Security Documents to which it is a party, (iii) shall not be responsible to any Secured Party for any recitals, statements, representations or warranties contained in this Agreement or in any other Security Documents or in any certificate or other document referred to or provided for in, or received by it under, this Agreement or any other Security Documents, or for the value, validity, effectiveness, genuineness, enforceability, perfection, continued perfection or sufficiency of this Agreement or any other Security Document or any other document, instrument or filing referred to or provided for herein or therein or for any failure by the Company, the Grantors or any other Person to perform any of its obligations hereunder or thereunder, (iv) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Security Document unless it shall have received written direction from any Secured Debt Representative and indemnity and security satisfactory to it and (v) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Security Document or under any other document or instrument referred to or provided for herein or therein in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision.

Section 5.2 Appointment of Agents and Advisors. The Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require and will not be responsible for any misconduct or gross negligence on the part of any of them.

Section 5.3 Other Agreements. The Collateral Trustee has accepted its appointment as Collateral Trustee hereunder and is bound by the Security Documents executed by the Collateral Trustee as of the date of this Agreement and, as directed by an Act of Required Debtholders, the Collateral Trustee shall execute additional Security Documents delivered to it after the date of this Agreement; provided, however, that such additional Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Trustee. The Collateral Trustee will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture, Hedge Agreement or other agreement governing Secured Debt (other than this Agreement and the other Security Documents to which it is a party).

Section 5.4 Solicitation of Instructions.

(a) The Collateral Trustee may at any time solicit written confirmatory instructions, in the form of an Act of Required Debtholders, an Officer’s Certificate or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Security Documents, and the Collateral Trustee may await receipt of the respective confirmatory instructions before taking the respective such action.

(b) No written direction given to the Collateral Trustee by an Act of Required Debtholders that in the sole judgment of the Collateral Trustee imposes, purports to impose or might reasonably be expected to impose upon the Collateral Trustee any obligation or liability not set forth in or arising under this Agreement and the other Security Documents will be binding upon the Collateral Trustee unless the Collateral Trustee elects, at its sole option, to accept such direction.

Section 5.5 Limitation of Liability. Collateral Trustee will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Security Document, except for its own gross negligence, bad faith or willful misconduct, in each case as determined by a final, non-appealable order by a court of competent jurisdiction. Without limiting the foregoing, except for action expressly required of the Collateral Trustee hereunder or under any Security Document, the Collateral Trustee shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive indemnity and security satisfactory to it against any and all liability or expense that may be incurred by it by reason of taking or continuing to take any such action.

Section 5.6 Documents in Satisfactory Form. The Collateral Trustee will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and with substantive provisions reasonably satisfactory to it.

Section 5.7 Entitled to Rely. The Collateral Trustee may seek and rely upon, and shall be fully protected in relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Company or any other Grantor in compliance with the provisions of this Agreement or delivered to it by any Secured Debt Representative as to the holders of Secured Obligations for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Trustee may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Security Documents has been duly authorized to do so. To the extent an Officer’s Certificate or opinion of counsel is required or permitted under this Agreement to be delivered to the Collateral Trustee in respect of any matter, the Collateral Trustee may rely conclusively on Officer’s Certificate or opinion of counsel as to such matter and such Officer’s Certificate or opinion of counsel shall be full warranty and protection to the Collateral Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Security Documents, in each case absent manifest error.

Section 5.8 Triggering Event. The Collateral Trustee will not be required to inquire as to the occurrence or absence of any Triggering Event, will not be deemed to have knowledge of any Triggering Event unless it has received written notice thereof from the Company or a Secured Debt Representative and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Triggering Event unless and until it is directed by an Act of Required Debtholders.

Section 5.9 Actions by Collateral Trustee. As to any matter not expressly provided for by this Agreement or the other Security Documents, the Collateral Trustee will act or refrain from acting as directed by an Act of Required Debtholders and will be fully protected if it does so, and any action taken, suffered or omitted pursuant to hereto or thereto shall be binding on the holders of Secured Obligations.

Section 5.10 Security or Indemnity in Favor of the Collateral Trustee. The Collateral Trustee will not be required to take any action (including any action at the direction of any Secured Parties), to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.

Section 5.11 Rights of the Collateral Trustee. In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Security Document. In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Trustee and the terms of this Agreement or any of the other Security Documents do not unambiguously mandate the action the Collateral Trustee is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Trustee is in doubt as to what action it is required to take or not to take hereunder or under the other Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction, provided that the parties hereto acknowledge that the terms of this Agreement are not intended to negate any specific rights of the Company or the other Grantors in the First Lien Documents or the Second Lien Documents.

Section 5.12 Limitations on Duty of Collateral Trustee in Respect of Collateral.

(a) The Collateral Trustee’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the NY UCC or otherwise, shall be to deal with it in the same manner as the Collateral Trustee deals with similar property for its own account. The Collateral Trustee shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Trustee accords its own property. Neither the Collateral Trustee, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Trustee and the other Secured Parties hereunder are solely to protect the Collateral Trustee’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Trustee or any other Secured Party to exercise any such powers. The Collateral Trustee and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own bad faith, gross negligence or willful misconduct (in each case as determined by a final, non-appealable order by a court of competent jurisdiction).

(b) The Collateral Trustee will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct (in each case as determined by a final, non-appealable order by a court of competent jurisdiction) on the part of the Collateral Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Trustee hereby disclaims any representation or warranty to the present and future Secured Parties concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral. The Collateral Trustee will not be responsible for determining whether any given Secured Obligations are in fact secured pursuant to the various Security Documents, it being understood that each other Secured Party shall be responsible for ascertaining whether its Obligations are in fact secured pursuant to the Security Documents. Without limiting the provisions of the immediately preceding sentence, the parties hereto understand and agree that, as of the date of this Agreement, no Second Lien Obligations are secured pursuant to the terms of the Security Documents as then in effect.

Section 5.13 Assumption of Rights, Not Assumption of Duties. Notwithstanding anything to the contrary contained herein:

(1) each of the parties thereto will remain liable under each of the Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not be executed;

(2) the exercise by the Collateral Trustee of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Security Documents; and

(3) the Collateral Trustee will not be obligated to perform any of the obligations or duties of any of the parties thereunder other than the Collateral Trustee.

Section 5.14 No Liability for Clean Up of Hazardous Materials. In the event that the Collateral Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Trustee’s sole discretion may cause the Collateral Trustee to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Trustee reserves the right, instead of taking such action, either to resign as Collateral Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Trustee will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

ARTICLE VI

Resignation of the Collateral Trustee

Section 6.1 Resignation of Collateral Trustee. Subject to the appointment of a successor Collateral Trustee as provided in Section 6.2 and the acceptance of such appointment by the successor Collateral Trustee the Collateral Trustee may resign at any time by giving not less than 30 days’ notice of resignation to each Secured Debt Representative and the Company.

Section 6.2 Appointment of Successor Collateral Trustee. Upon any such resignation, a successor Collateral Trustee may be appointed by an Act of Required Debtholders; provided that any successor Collateral Trustee replacing Wilmington Trust may be appointed by the Administrative Agent and the Company. If no successor Collateral Trustee has been so appointed and accepted such appointment within 30 days after the predecessor Collateral Trustee gave notice of resignation or was removed, the retiring Collateral Trustee may (at the expense of the Company), at its option, appoint a successor Collateral Trustee, or petition a court of competent jurisdiction for appointment of a successor Collateral Trustee, which must be a bank or trust company:

(1) authorized to exercise corporate agency powers;

(2) having a combined capital and surplus of at least $500,000,000; and

(3) maintaining an office in New York, New York.

The Collateral Trustee will fulfill its obligations hereunder until a successor Collateral Trustee meeting the requirements of this Section 6.2 has accepted its appointment as Collateral Trustee and the provisions of Section 6.3 have been satisfied.

Section 6.3 Succession. When the Person so appointed as successor Collateral Trustee accepts such appointment:

(1) such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Trustee, and the predecessor Collateral Trustee will be discharged from its duties and obligations hereunder; and

(2) the predecessor Collateral Trustee will (at the expense of the Company) promptly transfer all Liens and collateral security and other property constituting Collateral within its possession or control to the possession or control of the successor Collateral Trustee and will execute instruments and assignments as may be necessary or desirable or reasonably requested by the successor Collateral Trustee to transfer to the successor Collateral Trustee all Liens, interests, rights, powers and remedies of the predecessor Collateral Trustee in respect of the Security Documents or the Collateral.

Thereafter the predecessor Collateral Trustee will remain entitled to enforce the immunities granted to it in Article 5 and the provisions of Sections 8.9.

Section 6.4 Merger, Conversion or Consolidation of Collateral Trustee. Any Person into which the Collateral Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Trustee shall be a party, or any Person succeeding to the business of the Collateral Trustee shall be the successor of the Collateral Trustee pursuant to Section 6.3, provided that (i) without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (1) through (3) of Section 6.2 and (ii) prior to any such merger, conversion or consolidation, the Collateral Trustee shall have notified the Company, each First Lien Representative and each Second Lien Representative thereof in writing.

Section 6.5 Co-Collateral Trustee; Separate Collateral Trustee.

(a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or to avoid any violation of law or imposition on the Collateral Trustee of taxes by such jurisdiction not otherwise imposed on the Collateral Trustee, or the Collateral Trustee shall be advised by counsel, satisfactory to it, that it is necessary or prudent in the interests of the Secured Parties, or the Collateral Trustee shall deem it desirable for its own protection in the performance of its duties hereunder or under any Security Document, the Collateral Trustee and the Company and the Grantors shall execute and deliver all instruments and agreements necessary or proper to constitute another bank, trust company or one or more persons in each case approved by the Collateral Trustee and the Company, either to act as co-trustee or co-trustees of all or any of the Collateral under this Agreement or under any of the Security Documents, jointly with the Collateral Trustee originally named herein or therein or any successor Collateral Trustee, or to act as separate trustee or trustees of any of the Collateral. Each of the Company and each Grantor hereby appoints the Collateral Trustee as its agent and attorney to act for it under the foregoing provisions of this Section 6.5(a) in either of such contingencies.

(b) Every separate trustee and every co-trustee, other than any successor Collateral Trustee appointed pursuant to Sections 6.2 and 6.3, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions:

(1) all rights, powers, duties and obligations conferred upon the Collateral Trustee in respect of the custody, control and management of moneys, papers or securities shall be exercised solely by the Collateral Trustee or any agent appointed by the Collateral Trustee;

(2) all rights, powers, duties and obligations conferred or imposed upon the Collateral Trustee hereunder and under the relevant Security Documents shall be conferred or imposed and exercised or performed by the Collateral Trustee and such separate trustee or separate trustees or co-trustee or co-trustees, jointly, as shall be provided in the instrument appointing such separate trustee or separate trustees or co-trustee or co-trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Collateral Trustee shall be incompetent or unqualified to perform such act or acts, or unless the performance of such act or acts would result in the imposition of any tax on the Collateral Trustee which would not be imposed absent such joint act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co trustee or co trustees;

(3) no power given hereby or by the relevant Security Documents to, or which it is provided herein or therein may be exercised by, any such co-trustee or co-trustees or separate trustee or separate trustees shall be exercised hereunder or thereunder by such co-trustee or co-trustees or separate trustee or separate trustees except jointly with, or with the consent in writing of, the Collateral Trustee, anything contained herein to the contrary notwithstanding;

(4) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder;

(5) the Company and the Grantors and the Collateral Trustee, at any time by an instrument in writing executed by them jointly, may accept the resignation of or remove any such separate trustee or co-trustee and, in that case by an instrument in writing executed by them jointly, may appoint a successor to such separate trustee or co-trustee, as the case may be, anything contained herein to the contrary notwithstanding. If the Collateral Trustee shall have appointed a separate trustee or separate trustees or co-trustee or co-trustees as above provided, the Collateral Trustee may at any time, by an instrument in writing, accept the resignation of or remove any such separate trustee or co-trustee and the successor to any such separate trustee or co-trustee shall be appointed by the Company and the Grantors and the Collateral Trustee, or by the Collateral Trustee alone pursuant to this Section 6.5(b).

ARTICLE VII

Special Provisions

Section 7.1 Calculation of Obligations under Hedge Agreements. Any calculation of obligations outstanding under a Hedge Agreement for purposes of this Agreement or any other Security Document shall be made based on the Hedge Outstanding Amount thereunder.

Section 7.2 Second Lien Collateral; Separate Second Lien Collateral Trustee. The parties hereto understand and agree that, as of the date of this Agreement, there is no outstanding Second Lien Debt and the Security Documents do not secure any Second Lien Debt. In the event that the Company determines that it would like one or more Series of Second Lien Debt to be entitled to the benefits of this Agreement, it shall give reasonable advance notification thereof to the Collateral Trustee. In connection therewith, it is anticipated that Second Liens securing same will be granted pursuant to one or more new Security Documents, which are in form and substance consistent with the existing Security Documents securing the First Lien Debt and meet the requirements of Section 3.8(d). Notwithstanding the foregoing, in the case of any mortgage or other Security Document securing First Lien Debt where the amount of secured First Lien Debt is expressly limited by the terms hereof, no additional Lien may be granted to secure the Second Lien Debt until such time as such limitation on amount is eliminated.

ARTICLE VIII

Miscellaneous Provisions

Section 8.1 Amendment.

(a) No amendment or supplement to the provisions of any Security Document will be effective without the approval of the Collateral Trustee acting as directed by an Act of Required Debtholders, except that:

(1) any amendment or supplement that has the effect solely of adding or maintaining Collateral, securing additional Secured Debt that was otherwise permitted by the terms of the Secured Debt Documents to be secured by the Collateral or preserving, perfecting or establishing the Liens thereon or the rights of the Collateral Trustee therein will become effective when executed and delivered by the Company or any other applicable Grantor party thereto and the Collateral Trustee;

(2) no amendment or supplement that reduces, impairs or adversely affects the right of any Secured Party:

(A) to vote its Secured Debt as to any matter described as subject to an Act of Required Debtholders or a vote of the Required First Lien Debtholders or Required Second Lien Debtholders (or amends the provisions of this clause (2) or the definition of “Act of Required Debtholders” or “Required Second Lien Debtholders”),

(B) to share in the order of application described in Section 3.4 in the proceeds of enforcement of or realization on any Collateral or

(C) to require that Liens securing Secured Obligations of such holder be released only as set forth in the provisions described in Section 4.1,

will become effective without the consent of the requisite percentage or number of holders of each Series of Secured Debt so affected under the applicable Secured Debt Documents; and

(3) no amendment or supplement that imposes any obligation upon the Collateral Trustee or any Secured Debt Representative or adversely affects the rights or duties of the Collateral Trustee or any Secured Debt Representative, respectively, in its capacity as such will become effective without the consent of the Collateral Trustee or such Secured Debt Representative, respectively.

(b) Notwithstanding Section 8.1(a) but subject to Sections 8.1(a)(2) and 8.1(a)(3):

(1) any mortgage or other Security Document that secures First Lien Obligations (but not Second Lien Obligations) may be amended or supplemented with the approval of the Collateral Trustee acting as directed in writing by the Required First Lien Debtholders;

(2) any mortgage or other Security Document that secures Second Lien Obligations (but not First Lien Obligations) may be amended or supplemented with the approval of the Collateral Trustee acting as directed in writing by the Required Second Lien Debtholders, unless such amendment or supplement would not be permitted under the terms of this Agreement or the other First Lien Documents; and

(3) any amendment or waiver of, or any consent under, any provision of this Agreement or any other Security Document that secures First Lien Obligations will apply automatically to any comparable provision of any comparable Second Lien Document without the consent of or notice to any Second Lien Secured Parties and without any action by the Company or any other Grantor or any Second Lien Secured Party.

(c) The Second Lien Secured Parties and the Second Lien Representatives agree that each Security Document that secures Second Lien Obligations (but not also securing First Lien Obligations) will include the following language:

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Trustee pursuant to this Agreement and the exercise of any right or remedy by such Collateral Trustee hereunder are subject to the provisions of the Collateral Agency and Intercreditor Agreement, dated as of January 12, 2011, among Intelsat (Luxembourg) S.A., Intelsat Jackson Holdings S.A., the other Grantors from time to time party thereto, Bank of America, N.A., as Administrative Agent under the Existing Credit Agreement (as defined therein), each additional First Lien Representative (as defined therein) party thereto, each Second Lien Representative (as defined therein) a party thereto and Wilmington Trust FSB, as Collateral Trustee (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Agency Agreement”). In the event of any conflict between the terms of the Collateral Agency Agreement and this Agreement, the terms of the Collateral Agency Agreement will govern.”

; provided, however, that if the jurisdiction in which any such Second Lien Document will be filed prohibits the inclusion of the language above or would prevent a document containing such language from being recorded, the Second Lien Representatives and the First Lien Representatives agree, prior to such Second Lien Document being entered into, to negotiate in good faith replacement language stating that the lien and security interest granted under such Second Lien Document is subject to the provisions of this Agreement.

(d) The Collateral Trustee will deliver a copy of each amendment or supplement to the Security Documents to each Secured Debt Representative upon request.

(e) Notwithstanding Section 8.1(a) and (b), (i) the addition of a party hereto as a Grantor, First Lien Representative or Second Lien Representative pursuant to Section 8.18 or 3.8 shall not require further approval under Section 8.1(a) or (b), (ii) the addition of a Second Lien Collateral Trustee as a party hereto pursuant to Section 7.2 shall not require further approval under Section 8.1(a) or (b), and (iii) the written consent of the Company and each Grantor shall be required for any amendment or modification of this Agreement that directly affects the rights, duties or interests of the Company or such Grantor.

(f) The Collateral Trustee shall not be obligated to enter into any amendment or supplement unless it has received an Officer’s Certificate directing it to do so and certifying that such amendment or supplement will not result in a breach of any provision contained in any of the Secured Debt Documents.

Section 8.2 Voting. In connection with any matter under this Agreement requiring a vote of holders of Secured Debt, each Series of Secured Debt will cast its votes in accordance with the Secured Debt Documents governing such Series of Secured Debt. The amount of Secured Debt to be voted by a Series of Secured Debt will equal (1) the aggregate principal amount of Secured Debt held by such Series of Secured Debt (including outstanding letters of credit (unless fully cash collateralized in accordance with the terms of the relevant Secured Debt Documents, fully supported by a letter of credit satisfactory to the issuer of the letter of credit supported thereby or otherwise supported in a manner satisfactory to the respective issuers thereof) whether or not then available or drawn, but excluding obligations under Hedge Agreements), plus (2) the aggregate Hedge Outstanding Amount under all Hedge Agreements, plus (3) other than in connection with an exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness of such Series of Secured Debt. Following and in accordance with the outcome of the applicable vote under its Secured Debt Documents, the Secured Debt Representative of each Series of Secured Debt will cast all of its votes as a block in respect of any vote under this Agreement. In making all determinations of votes hereunder, the Collateral Trustee shall be entitled to apply upon the votes, and relative outstanding amounts, as certified in writing to it by the various Secured Debt Representatives, and shall have no duty to independently ascertain such a votes or amounts.

Section 8.3 Perfection of Second Lien Collateral. Solely for purposes of perfecting the Liens of the Collateral Trustee in its capacity as agent of the Second Lien Secured Parties and the Second Lien Representatives in any portion of the Second Lien Collateral in the possession or control of the Collateral Trustee (or its agents or bailees) as part of the First Lien Collateral including, without limitation, any instruments, goods, negotiable documents, tangible chattel paper, electronic chattel paper, certificated securities, money, deposit accounts and securities accounts, the Collateral Trustee, the First Lien Secured Parties and the First Lien Representatives hereby acknowledge that the Collateral Trustee also holds such property as agent for the benefit of the Collateral Trustee for the benefit of the Second Lien Secured Parties and the Second Lien Representatives.

Section 8.4 Successors and Assigns.

(a) Except as provided in Section 5.2 and Section 6.5, and subject to Section 7.2, the Collateral Trustee may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Collateral Trustee hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Secured Debt Representative and each present and future Secured Party, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

(b) Neither the Company nor any other Grantor may assign its rights or obligations hereunder or under any other Security Document other than in accordance with the terms hereof and thereof. All obligations of the Company and the other Grantors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Trustee, each Secured Debt Representative and each present and future Secured Party, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

Section 8.5 Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

Section 8.6 Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Collateral Trustee:	Wilmington Trust FSB
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Fax: (302) 636-4145
Attention: James A. Hanley

with a copy to (which shall not constitute notice):
Pillsbury Winthrop Shaw Pittman LLP
1540 Broadway
New York, New York 10036
Fax: (212) 881-9391
Attention: Peter J. Alfano, Esq.

If to the Company or any other Grantor:	Intelsat Jackson Holdings S.A.
Société anonyme
4, rue Albert Borschette
L-1246 Luxembourg
RCS Luxembourg n° B 149959
Telecopier: 352.2784.1690

If to the Administrative Agent:	Bank of America, N.A.
Agency Management
1455 Market Street
CA5-701-05-19
San Francisco, CA 94103
Attention: Kathleen Carry
Telephone: 415.436.4001
Telecopier: 415.503.5001

and if to any other Secured Debt Representative, to such address as it may specify by written notice to the parties named above, or in the case of any Person after the foregoing notice address for such Person changes, to such other address as may be hereafter designated by such Person in a written notice delivered to the other parties hereto.

All notices and communications will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the relevant address set forth above or, as to holders of Secured Debt, its address shown on the register kept pursuant to the applicable Secured Debt Documents or as otherwise set forth in the applicable Secured Debt Documents. Failure to mail a notice or communication to a holder of Secured Debt or any defect in it will not affect its sufficiency with respect to other holders of Secured Debt.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

Section 8.7 Notice Following Discharge of First Lien Obligations. Promptly following the Discharge of First Lien Obligations with respect to one or more Series of First Lien Debt, each First Lien Representative with respect to each applicable Series of First Lien Debt that is so discharged will provide written notice of such discharge to the Collateral Trustee.

Section 8.8 Entire Agreement. This Agreement states the complete agreement of the parties relating to the undertaking of the Collateral Trustee set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

Section 8.9 Payment of Expenses and Taxes; Indemnification. The Company agrees (a) to pay or reimburse the Collateral Trustee for all its reasonable fees, out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Security Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of counsel to the Collateral Trustee, (b) to pay or reimburse the Collateral Trustee and the other Credit Agreement Secured Parties for all their reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Security Documents and any such other documents, including the fees, disbursements and other charges of counsel to the Collateral Trustee and the other Credit Agreement Secured Parties, (c) to pay, indemnify, and hold harmless the Collateral Trustee, the other Secured Parties from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Security Documents and any such other documents and (d) to pay, indemnify and hold harmless the Collateral Trustee, each co-trustee and the other Secured Parties and their respective directors, officers, employees, trustees and agents from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable and documented fees, disbursements and other charges of counsel, with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Security Documents and any such other documents, including any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law or any actual or alleged presence of Materials of Environmental Concern applicable to the operations of the Company, any of its Subsidiaries or any of its property except in each case with respect to the costs and expenses of the type described in the foregoing clauses (a) and (b) (all the foregoing in this clause (d), collectively, the “indemnified liabilities”); provided that the Grantors shall have no obligation hereunder to the Collateral Trustee or any other Secured Party nor any of their respective directors, officers, employees and agents with respect to indemnified liabilities arising from (i) the bad faith, gross negligence or willful misconduct of the party to be indemnified (in each case as determined by a final non-appealable order by a court of competent jurisdiction).

By accepting the benefits of this Agreement, each of the holders of Secured Obligations (other than the Collateral Trustee) severally agrees (i) to pay and reimburse the Collateral Trustee and each co-trustee, on demand, in the amount of its pro rata share from time to time (based on the principal amount of the Secured Obligations of such Secured Party), of any reasonable fees and expenses referred to in this Agreement or any other Security Document securing Obligations owed to such Secured Parties and/or any other fees due to and expenses incurred by the Collateral Trustee and each co-trustee in connection with performance of its duties hereunder, the administration of any Security Document and the enforcement and protection of the rights of the Collateral Trustee and the Secured Parties which shall not have been paid or reimbursed by the Company or paid from the proceeds of Collateral as provided herein and (ii) to indemnify and hold harmless the Collateral Trustee and each co-trustee and their affiliates and each and all of their respective directors, officers, partners, trustees, employees, attorneys and agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements referred to in this Agreement and/or incurred by the Collateral Trustee and each co-trustee in connection with the execution, delivery, performance, preparation and administration of this Agreement or any other Security Document or the enforcement and protection of the rights of the Secured Parties, to the extent the same shall not have been paid or reimbursed by the Company or paid from the proceeds of Collateral as provided herein.

The agreements in this Section 8.9 shall survive repayment of the Secured Obligations and all other amounts payable hereunder and under the other Secured Debt Documents and the removal or resignation of the Collateral Trustee.

Section 8.10 Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

Section 8.11 Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

Section 8.12 Obligations Secured. All obligations of the Grantors set forth in or arising under this Agreement will be Secured Obligations and are secured by all Liens granted by the Security Documents.

Section 8.13 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 8.14 Consent to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Security Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address set forth in Section 8.6 or at such other address of which the Collateral Trustee shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.16 any special, exemplary, punitive or consequential damages.

Section 8.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 8.16 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument.

Section 8.17 Effectiveness. This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each party of written notification of such execution and written or telephonic authorization of delivery thereof.

Section 8.18 Additional Grantors. The Company will cause each Person that becomes a Grantor or is required by any Secured Debt Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Person to execute and deliver to the parties hereto a Joinder, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Company shall promptly provide each Secured Debt Representative with a copy of each Joinder executed and delivered pursuant to this Section 8.18.

Section 8.19 Continuing Nature of this Agreement. This Agreement, including the subordination provisions hereof, will be reinstated if at any time any payment or distribution in respect of any of the First Lien Obligations is rescinded or must otherwise be returned in an Insolvency or Liquidation Proceeding or otherwise by any First Lien Secured Parties or First Lien Representative or any representative of any such party (whether by demand, settlement, litigation or otherwise). In the event that all or any part of a payment or distribution made with respect to the First Lien Obligations is recovered from any First Lien Secured Parties or any First Lien Representative in an Insolvency or Liquidation Proceeding or otherwise, such payment or distribution received by any Second Lien Secured Parties or Second Lien Representative with respect to the Second Lien Obligations from the proceeds of any Collateral or any title insurance policy required by any real property mortgage at any time after the date of the payment or distribution that is so recovered, whether pursuant to a right of subrogation or otherwise, that Second Lien Representative or that holder of a Second Lien Obligation, as the case may be, will forthwith deliver the same to the Collateral Trustee, for the account of the First Lien Secured Parties, to be applied in accordance with Section 3.4. Until so delivered, such proceeds will be held by that Second Lien Representative or that holder of a Second Lien Obligation, as the case may be, for the benefit of the First Lien Secured Parties.

Section 8.20 Insolvency. This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against any Grantor. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

Section 8.21 Rights and Immunities of Secured Debt Representatives. The Administrative Agent will be entitled to all of the rights, protections, immunities and indemnities set forth in the Credit Agreement and any future Secured Debt Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the credit agreement, indenture, Hedge Agreement or other agreement governing the applicable Secured Debt with respect to which such Person will act as representative, in each case as if specifically set forth herein. In no event will any Secured Debt Representative be liable for any act or omission on the part of the Grantors or the Collateral Trustee hereunder.

Section 8.22 Abstract Acknowledgment of Indebtedness and Joint Creditorship.

(a) Notwithstanding any other provision of this Agreement, Intelsat Operations hereby irrevocably and unconditionally agrees and covenants with the Collateral Trustee by way of an abstract acknowledgement of indebtedness that it owes to the Collateral Trustee as creditor in its own right and not as a representative of the Secured Parties, sums equal to, and in the currency of, each and every obligation of Intelsat Operations under this Agreement and the other First Lien Documents and Second Lien Documents (the “Intelsat Operations Secured Obligations”), as and when that amount falls due for payment. The Collateral Trustee shall be the joint creditor (together with the Secured Parties) of all obligations of Intelsat Operations towards each of the Secured Parties in respect of the Intelsat Operations Secured Obligations.

(b) Intelsat Operations undertakes to pay to the Collateral Trustee upon first written demand after the amount payable by Intelsat Operations to each of the Secured Parties with respect to the Intelsat Operations Secured Obligations has become due and payable.

(c) The Collateral Trustee has the independent right to demand and receive full or partial payment of the amounts payable by Intelsat Operations under this Section 8.22, irrespective of any discharge of Intelsat Operations obligation to pay those amounts to the other Secured Parties resulting from failure by them to take appropriate steps, in insolvency proceedings affecting Intelsat Operations, to preserve their entitlement to be paid those amounts.

(d) Any amount due and payable by Intelsat Operations to the Collateral Trustee under this Section 8.22 shall be decreased to the extent that the Secured Parties have received (and are able to retain) payment in full of the corresponding amount in respect of the Intelsat Operations Secured Obligations and any amount due and payable by Intelsat Operations to the Secured Parties under those provisions shall be decreased to the extent that the Collateral Trustee has received (and is able to retain) payment in full of the corresponding amount under this Section 8.22; provided that Intelsat Operations may not consider its obligations towards a Secured Party to be so discharged by virtue of any set-off, counterclaim or similar defense that it may invoke vis-à-vis the Collateral Trustee.

(e) The rights of the Secured Parties (other than the Collateral Trustee) to receive payment of amounts payable by Intelsat Operations in respect of the Intelsat Operations Secured Obligations are several and are separate and independent from, and without prejudice to, the rights of the Collateral Trustee to receive payment under this Section 8.22.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or representatives as of the day and year first above written.

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Kathleen M. Carry
Name: Kathleen M. Carry
Title: Vice President

WILMINGTON TRUST FSB, as Collateral Trustee

By:	/s/ James A. Hanley
Name: James A. Hanley
Title: Vice President

INTELSAT (LUXEMBOURG) S.A.

By:	/s/ Simon Van De Weg
Name: Simon Van De Weg
Title: Director and Secretary

INTELSAT JACKSON HOLDINGS S.A.

By:	/s/ Flavien Bachabi
Name: Flavien Bachabi
Title: Director and Chief Executive Officer

ACCESSPAS, INC.
GALAXY 3C HOLDING COMPANY, INC.
GALAXY 11 HOLDING COMPANY, INC.
GALAXY 12 HOLDING COMPANY, INC.
GALAXY 13 HOLDING COMPANY, INC.
GALAXY 14 HOLDING COMPANY, INC.
GALAXY 15 HOLDING COMPANY, INC.
GALAXY 16 HOLDING COMPANY, INC.
GALAXY 17 HOLDING COMPANY, INC.
GALAXY 18 HOLDING COMPANY, INC.
INTELSAT ASIA CARRIER SERVICES, INC.
INTELSAT CORPORATION
INTELSAT GLOBAL SERVICE LLC
INTELSAT INTERNATIONAL EMPLOYMENT, INC.
INTELSAT SERVICE AND EQUIPMENT CORPORATION
IS 11 HOLDING COMPANY, INC.
IS 14 HOLDING COMPANY, INC.
PANAMSAT CAPITAL CORPORATION
PANAMSAT COMMUNICATIONS JAPAN, INC.
PANAMSAT EUROPE CORPORATION
PANAMSAT INDIA, INC.
PANAMSAT INTERNATIONAL SALES, INC.
PANAMSAT SERVICES, INC.
PAS 1R HOLDING COMPANY, INC.
PAS 5 HOLDING COMPANY, INC.
PAS 7 HOLDING COMPANY, INC.
PAS 8 HOLDING COMPANY, INC.
PAS 9 HOLDING COMPANY, INC.
PAS 10 HOLDING COMPANY, INC.
SOUTHERN SATELLITE CORP.
SOUTHERN SATELLITE LICENSEE CORPORATION

By:	/s/ Patricia Casey
Name:	Patricia Casey
Title:	Senior Vice President, General Counsel and Secretary

INTELSAT USA LICENSE LLC
INTELSAT USA SALES LLC

By:	/s/ Patricia Casey
Name:	Patricia Casey
Title:	Secretary

INTELSAT (GIBRALTAR) LIMITED
INTELSAT NEW DAWN (GIBRALTAR) LIMITED
INTELSAT SUBSIDIARY (GIBRALTAR) LIMITED

By:	/s/ Simon Van De Weg
	Name:	Simon Van De Weg
	Title:	Director

INTELSAT (LUXEMBOURG) FINANCE COMPANY S.A.R.L.

By:	/s/ Simon Van De Weg
	Name:	Simon Van De Weg
	Title:	Manager

INTELSAT GLOBAL SALES & MARKETING LTD.
INTELSAT UK FINANCIAL SERVICES LTD.

By:	/s/ Kurt Riegelman
	Name:	Kurt Riegelman
	Title:	Director

INTELSAT HOLDINGS LLC
INTELSAT LICENSE LLC
INTELSAT LICENSE HOLDINGS LLC
INTELSAT SATELLITE LLC

By:	/s/ Flavien Bachabi
	Name:	Flavien Bachabi
	Title:	Deputy Chairman

INTELSAT INTERMEDIATE HOLDING COMPANY S.A.
INTELSAT OPERATIONS S.A.
INTELSAT PHOENIX HOLDINGS S.A.
INTELSAT SUBSIDIARY HOLDING COMPANY S.A.

By:	/s/ Simon Van De Weg
	Name:	Simon Van De Weg
	Title:	Director

INTELSAT INTERNATIONAL SYSTEMS, LLC
PANAMSAT INDIA MARKETING, L.L.C.
PANAMSAT INTERNATIONAL HOLDINGS, LLC
PANAMSAT INTERNATIONAL SYSTEMS MARKETING, L.L.C.
PAS INTERNATIONAL LLC
USHI, LLC

By:	/s/ Patricia Casey
	Name:	Patricia Casey
	Title:	Manager

INTELSAT LLC

By:	/s/ Flavien Bachabi
Name: Flavien Bachabi
Title: Deputy Chairman

INTELSAT NORTH AMERICA LLC

By:	/s/ Flavien Bachabi
Name: Flavien Bachabi
Title: Deputy Chairman

Annex I

•	ACCESSPAS, INC.
•	GALAXY 3C HOLDING COMPANY, INC.
•	GALAXY 11 HOLDING COMPANY, INC.
•	GALAXY 12 HOLDING COMPANY, INC.
•	GALAXY 13 HOLDING COMPANY, INC.
•	GALAXY 14 HOLDING COMPANY, INC.
•	GALAXY 15 HOLDING COMPANY, INC.
•	GALAXY 16 HOLDING COMPANY, INC.
•	GALAXY 17 HOLDING COMPANY, INC.
•	GALAXY 18 HOLDING COMPANY, INC.
•	INTELSAT (GIBRALTAR) LIMITED
•	INTELSAT (LUXEMBOURG) FINANCE COMPANY SARL
•	INTELSAT ASIA CARRIER SERVICES, INC.
•	INTELSAT CORPORATION
•	INTELSAT GLOBAL SALES & MARKETING LTD.
•	INTELSAT GLOBAL SERVICE LLC
•	INTELSAT HOLDINGS LLC
•	INTELSAT INTERMEDIATE HOLDING COMPANY S.A.
•	INTELSAT INTERNATIONAL EMPLOYMENT, INC.
•	INTELSAT INTERNATIONAL SYSTEMS LLC
•	INTELSAT LICENSE HOLDINGS LLC
•	INTELSAT LICENSE LLC
•	INTELSAT NEW DAWN (GIBRALTAR) LIMITED
•	INTELSAT OPERATIONS S.A.
•	INTELSAT PHOENIX HOLDINGS S.A.
•	INTELSAT SATELLITE LLC
•	INTELSAT SERVICE AND EQUIPMENT CORPORATION
•	INTELSAT SUBSIDIARY (GIBRALTAR) LTD.
•	INTELSAT SUBSIDIARY HOLDING COMPANY S.A.
•	INTELSAT UK FINANCIAL SERVICES LTD.
•	INTELSAT USA LICENSE LLC
•	INTELSAT USA SALES LLC
•	IS 11 HOLDING COMPANY, INC.
•	IS 14 HOLDING COMPANY, INC.
•	PANAMSAT CAPITAL CORPORATION
•	PANAMSAT COMMUNICATIONS JAPAN, INC.
•	PANAMSAT EUROPE CORPORATION
•	PANAMSAT INDIA MARKETING L.L.C.
•	PANAMSAT INDIA, INC.
•	PANAMSAT INTERNATIONAL HOLDINGS LLC
•	PANAMSAT INTERNATIONAL SALES, INC.
•	PANAMSAT INTERNATIONAL SYSTEMS MARKETING, LLC
•	PANAMSAT SERVICES, INC.
•	PAS 1R HOLDING COMPANY, INC.
•	PAS 5 HOLDING COMPANY, INC.
•	PAS 7 HOLDING COMPANY, INC.

•	PAS 8 HOLDING COMPANY, INC.
•	PAS 9 HOLDING COMPANY, INC.
•	PAS 10 HOLDING COMPANY, INC.
•	PAS INTERNATIONAL, LLC
•	SOUTHERN SATELLITE CORPORATION
•	SOUTHERN SATELLITE LICENSEE CORP.
•	USHI, LLC

EXHIBIT A-1

FORM OF COLLATERAL AGENCY AND INTERCREDITOR JOINDER –

ADDITIONAL SECURED DEBT

Reference is made to the Collateral Agency and Intercreditor Agreement dated as of January 12, 2011 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Agency and Intercreditor Agreement”) among INTELSAT (LUXEMBOURG) S.A., a public limited liability company (société anonyme) existing as société anonyme under the laws of the Grand Duchy of Luxembourg, having its registered office at 4, rue Albert Borschette, L-1246 Luxembourg and registered with the Luxembourg trade and companies’ register under number B149.942 (“Holdings”), INTELSAT JACKSON HOLDINGS S.A., a public limited liability company (société anonyme) existing as société anonyme under the laws of the Grand Duchy of Luxembourg, having its registered office at 4, rue Albert Borschette, L-1246 Luxembourg and registered with the Luxembourg trade and companies’ register under number B149.959 (the “Company”), the other Grantors from time to time party hereto, BANK OF AMERICA, N.A., as Administrative Agent under the Existing Credit Agreement, the other First Lien Representatives and Second Lien Representatives from time to time party thereto, and WILMINGTON TRUST FSB, as Collateral Trustee (in such capacity and together with its successors in such capacity, the “Collateral Trustee”) Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Agency and Intercreditor Agreement. This Collateral Agency and Intercreditor Joinder is being executed and delivered pursuant to Section 3.8 of the Collateral Agency and Intercreditor Agreement as a condition precedent to the debt for which the undersigned is acting as agent being entitled to the benefits of being additional secured debt under the Collateral Agency and Intercreditor Agreement.

1. Joinder. The undersigned,                     , a                 , (the “New Representative”) as [trustee, administrative agent] under that certain [describe applicable indenture, credit agreement or other document governing the additional secured debt] hereby agrees to become party as [a First Lien Representative] [a Second Lien Representative] under the Collateral Agency and Intercreditor Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Agency and Intercreditor Agreement as fully as if the undersigned had executed and delivered the Collateral Agency and Intercreditor Agreement as of the date thereof.

2. Lien Sharing and Priority Confirmation.

[Option A: to be used if Additional Secured Debt is Second Lien Debt] The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Second Lien Debt for which the undersigned is acting as Second Lien Representative hereby agrees, for the enforceable benefit of all holders of each current and future Series of First Lien Debt and Second Lien Debt, each current and future First Lien Representative, each other current and future Second Lien Representative and each current and future holder of First Lien Obligations and Second Lien Obligations and as a condition to being treated as Secured Debt under the Collateral Agency and Intercreditor Agreement that:

(a) all Second Lien Obligations will be and are secured equally and ratably by all Second Liens at any time granted by the Company or any Guarantor to secure any Obligations in respect of any Series of Second Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Second Lien Debt, and that all such Second Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Second Lien Obligations equally and ratably;

A-1-1

(b) the New Representative and each holder of Obligations in respect of the Series of Second Lien Debt for which the undersigned is acting as Second Lien Representative are bound by the provisions of this Agreement, including the provisions relating to the ranking of Second Liens and the order of application of proceeds from the enforcement of Second Liens; and

(c) the Collateral Trustee shall perform its obligations under the Collateral Agency and Intercreditor Agreement and the other Security Documents. [or]

[Option B: to be used if Additional Secured Debt is First Lien Debt] The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of First Lien Debt for which the undersigned is acting as First Lien Representative hereby agrees, for the enforceable benefit of all holders of each existing and future Series of First Lien Debt and Second Lien Debt, each current and future Second Lien Representative, each other existing and future First Lien Representative and each current and future holder of First Lien Obligation and Second Lien Obligations and as a condition to being treated as Secured Debt under the Collateral Agency and Intercreditor Agreement that:

(a) all First Lien Obligations will be and are secured equally and ratably by all First Liens at any time granted by the Company or any Guarantor to secure any Obligations in respect of any Series of First Lien Debt, whether or not upon property otherwise constituting collateral for such Series of First Lien Debt, and that all such First Liens will be enforceable by the Collateral Trustee for the benefit of all holders of First Lien Obligations equally and ratably;

(b) the New Representative and each holder of Obligations in respect of the Series of First Lien Debt for which the undersigned is acting as First Lien Representative are bound by the provisions of this Agreement, including the provisions relating to the ranking of First Liens and the order of application of proceeds from the enforcement of First Liens; and

(c) the Collateral Trustee shall perform its obligations under the Collateral Agency and Intercreditor Agreement and the other Security Documents.

3. Governing Law and Miscellaneous Provisions. The provisions of Article 8 of the Collateral Agency and Intercreditor Agreement will apply with like effect to this Collateral Agency and Intercreditor Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Agency and Intercreditor Joinder to be executed by their respective officers or representatives as of                     , 20            .

[insert name of the new representative]

By:
Name:
Title:

A-1-2

The Collateral Trustee hereby acknowledges receipt of this Collateral Agency and Intercreditor Joinder and agrees to act as Collateral Trustee for the New Representative and the holders of the Obligations represented thereby:

[________], as Collateral Trustee

By:
Name:
Title:

A-1-3

EXHIBIT A-2

FORM OF

COLLATERAL AGENCY AND INTERCREDITOR JOINDER – ADDITIONAL GRANTORS

Reference is made to the Collateral Agency and Intercreditor Agreement dated as of January 12, 2011 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Agency and Intercreditor Agreement”) among INTELSAT (LUXEMBOURG) S.A., a public limited liability company (société anonyme) existing as société anonyme under the laws of the Grand Duchy of Luxembourg, having its registered office at 4, rue Albert Borschette, L-1246 Luxembourg and registered with the Luxembourg trade and companies’ register under number B149.942 (“Holdings”), INTELSAT JACKSON HOLDINGS S.A., a public limited liability company (société anonyme) existing as société anonyme under the laws of the Grand Duchy of Luxembourg, having its registered office at 4, rue Albert Borschette, L-1246 Luxembourg and registered with the Luxembourg trade and companies’ register under number B149.959 (the “Company”), the other Grantors from time to time party hereto, BANK OF AMERICA, N.A., as Administrative Agent under the Existing Credit Agreement, the other First Lien Representatives and Second Lien Representatives from time to time party thereto, and WILMINGTON TRUST FSB, as Collateral Trustee (in such capacity and together with its successors in such capacity, the “Collateral Trustee”) Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Agency and Intercreditor Agreement. This Collateral Agency and Intercreditor Joinder is being executed and delivered pursuant to Section 8.18 of the Collateral Agency and Intercreditor Agreement as a condition precedent to the debt for which the undersigned is acting as agent being entitled to the benefits of being additional secured debt under the Collateral Agency and Intercreditor Agreement.

The undersigned,                     , a             , (the “Grantor”) hereby agrees to become party as a Grantor under the Collateral Agency and Intercreditor Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Agency and Intercreditor Agreement as fully as if the undersigned had executed and delivered the Collateral Agency and Intercreditor Agreement as of the date thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Agency and Intercreditor Joinder to be executed by their respective officers or representatives as of                     , 20            .

[insert name of the new grantor]

By:
Name:
Title:

The Collateral Trustee hereby acknowledges receipt of this Collateral Agency and Intercreditor Joinder and agrees to act as Collateral Trustee with respect to the Collateral pledged by the new Grantor:

A-2-1

[________], as Collateral Trustee

By:
Name:
Title:

A-2-2